U.S. SECURITES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                            AMENDMENT No. 2
                     Commission File No.333-99165

                               FORM SB-2

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           EAGLE GOLF CORP.
   (Exact name of Small Business Issuer as specified in its charter)

          Nevada                       6770                  88-0427630
(State or other jurisdiction     (Primary standard        (I.R.S. employer
     of incorporation)        industrial classification    identification
                                    code number)               number)

                           Hans U. Bothmann
                           EAGLE GOLF CORP.
                           7601 West Laredo
                          Las Vegas, NV 89117
                            (702) 252-0429

   (Address and telephone number of principal executive offices and principal place of business
              and telephone number of agent for service)

                              Copies to:
                         Thomas C. Cook, Esq.
                      Thomas C. Cook & Associates
                    4955 S. Durango Dr., Suite 214
                     Las Vegas, Nevada 89113-0157
                            (702) 952-8519

Approximate date of commencement of proposed sale to public:

As soon as practicable after the registration statement becomes effective. These 3,000,000 shares are being offered through NevWest Securities Corporation on a best effort basis as the sale agent and underwriter of the issuer. Minimum of 500,000 shares sold required.

Closing date:  18 months from the date of effectiveness of this
prospectus.   In compliance with Rule 419 funds will be held in a non-
interest bearing escrow account until the minimum required shares are sold. If the minimum has not been raised by the closing date, all funds will be returned promptly as required by Rule 15c2 by first class mail.


If this Form is filed to register additional securities for an offering according to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___X___

If this Form is a post-effective amendment filed according to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /_______

If this Form is a post-effective amendment filed according to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /_______
If delivery of the prospectus is expected to be made according to Rule 434, please check the following box. / /_______

       --------------------------------------------------------


Prospectus (Subject to completion): Dated March 25, 2003.


/1/


TITLE OF EACH                              PROPOSED
CLASS OF                     PROPOSED      MAXIMUM
SECURITIES    AMOUNT         OFFERING      AGGREGATE      AMOUNT OF
TO BE         TO BE          PRICE PER     OFFERING       REGISTRATION
REGISTERED    REGISTERED     SHARE1        PRICE1         FEE

Common Stock
$0.001 par      3,000,000        $0.05         $0.05
value

TOTAL           3,000,000         N/A        $150,000        $30.00

1. Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457.


[Note: The following section of cross-referenced material is not to appear in the prospectus itself.]



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/2/


                PART I - INFORMATION REQUIRED IN PROSPECTUS

   Cross Reference Sheet showing the location in Prospectus of information required by items of Form SB-2

Item No.        Required Item                 Location of Caption in Prospectus

  1.   Forepart of the Registration and       Cover Page; Outside front page of
        Outside Front Cover of Prospectus     Prospectus

  2.   Inside front and outside back cover    Inside front and outside back
       pages of Prospectus                    cover pages of Prospectus

  3.   Summary Information and Risk Factors   Prospectus Summary; Risk Factors

  4.   Use of Proceeds                        Use of Proceeds

  5.   Determination of Offering Price        Prospectus Summary-
                                              Determination of Offering Price;
                                              Risk Factors

  6.   Dilution                               Dilution

  7.   Selling Security Holders               Not Applicable

  8.   Plan of Distribution                   Plan of Distribution

  9.   Legal Proceedings                      Legal Proceedings

 10.   Director, Executive Officer,           Management
       Management, Promoters and Control
       Persons

 11.   Security Ownership of Certain          Principal Shareholders
       Beneficial Owners and Management

 12.   Description of Securities              Description of Securities

 13.   Interest of named experts and counsel  Legal Matters; Experts

 14.   Disclosure of Commission Position on   Statement as to Indemnification
       Indemnification for Securities
       Act Liabilities

 15.   Organization within the last           Management, Certain Transactions
       five years

 16.   Description of Business                Proposed Business

 17.   Management's Discussion and            Plan of Operation
       Analysis or Plan of Operation


/3/


 18.   Description of Property                Proposed Business

 19.   Certain Relationships and              Certain Transactions
       Related Transactions

 20.   Market for Common Equity and           Prospectus Summary, Market for
       Related Stockholder Matters            Registrant's Common Stock and
                                              Related Stockholders' Matters;
                                              Shares Eligible for Future Sale

 21.   Executive Compensation                 Management

 22.   Financial Statements                   Financial Statements

 23.   Changes in and Disagreements with      Not Applicable
       Accountants on Accounting and
       Financial Disclosure

            PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

 24.   Indemnification of                     Indemnification of
       Officer/Director                       Officer/Director

 25.   Shareholder approval and               Shareholder approval and
       informational statement                informational statement

 26.   Officer and Director Disclosure        Officer and Director Disclosure

 27.   Other Expenses of Issuance             Other Expenses of Issuance
       and Distribution                       and Distribution

 28.   Recent Sale of Unregistered            Recent Sale of Unregistered
       Securities                             Securities

 29.   Exhibits                               Exhibits

 30.   Undertakings                           Undertakings



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/4/


Prospectus
                               3,000,000
                            EAGLE GOLF CORP
                             Common Stock


This is Eagle Golf Corp.'s initial public offering.

There is no market for Common Stock on the Bulletin Board, and no assurance that a public market will develop.


THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS," BEGINNING ON PAGE 10

                             OFFERING INFORMATION

                       Shares         Price To       Selling      Proceeds To
                       Offered        Public     Commissions (1)  Company (2)

Per share                               $0.05       $ 0.005        $  0.045
Min. Share Amount    500,000 Shares   $25,000       $ 2,500         $22,500
Max. Share Amount  3,000,000 Shares  $150,000       $15,000        $135,000

   (1) Selling commissions will be paid to NevWest Securities Corporation.

Our offering is being made in compliance with Rule 419 of SEC Regulation C, under which the offering proceeds and the securities to be issued to purchasers will be placed in an escrow account until the minimum has been reached, offering has been reconfirmed by a sufficient number of our investors and a business has been acquired in accordance with the provisions of that rule. Once Eagle Golf identifies a probable acquisition, the Rule 419 cash offering will be immediately terminated.

A blank check company is a development stage company that has no specific business plan or purpose or has indicated its business plan is to engage in a merger or acquisition with an unidentified company or companies, other entity, or person. Our proposed business is sometimes referred to as a "blank check" company because investors will entrust their investment monies to our management before they have a chance to analyze any ultimate use to which their money may be put.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


/5/


                           TABLE OF CONTENTS

                                                                  Page

OFFERING INFORMATION                                                 5
PROSPECTUS SUMMARY                                                   7
SUMMARY FINANCIAL INFORMATION                                        9
RISK FACTORS                                                        10
FORWARD-LOOKING STATEMENTS                                          16
YOUR RIGHTS UNDER RULE 419                                          16
DILUTION                                                            19
USE OF PROCEEDS                                                     20
CAPITALIZATION                                                      23
PROPOSED BUSINESS                                                   24
PLAN OF OPERATION                                                   30
DESCRIPTION OF CAPITAL STOCK                                        31
SHARES ELIGIBLE FOR FUTURE SALE                                     32
MANAGEMENT                                                          33
CONFLICTS OF INTEREST                                               34
PRINCIPAL SHAREHOLDER                                               35
UNDERWRITING                                                        37
CERTAIN TRANSACTIONS                                                39
WHERE CAN YOU FIND MORE INFORMATION?                                40
MARKET FOR OUR COMMON STOCK                                         40
REPORTS TO STOCKHOLDERS                                             41
LEGAL MATTERS                                                       41
EXPERTS                                                             41
PART F/S                                                            42
FINANCIAL STATEMENTS                                                42
PART F/S                                                            53
FINANCIAL STATEMENTS                                                53
PART F/S                                                            60
FINANCIAL STATEMENTS                                                60



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/6/


                          PROSPECTUS SUMMARY

                            EAGLE GOLF CORP
                           7601 West Laredo
                          Las Vegas, NV 89117
                            (702) 252-0429

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS
PROSPECTUS. BECAUSE THIS IS A SUMMARY, IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE RECEIVING A DISTRIBUTION OF OUR COMMON STOCK. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY.

We were organized under the laws of the State of Nevada on February 20, 1996, under the name Eagle Golf Corp. ("Eagle"). We are a development stage entity, and have neither engaged in any operations nor generated any revenues to date.

We were organized as a vehicle to acquire or merge with an existing business or company. A company with this purpose and structure is referred to as a blank check company as defined in Rule 419 of Regulation C under the Securities Act of 1933.

We have not yet identified any specific target business or company.

More about Rule 419:

The securities purchased by you and other investors and the funds received in the offering will be deposited and held in an escrow account until an acquisition meeting specific criteria is completed.
It will be the sole decision of our management whether or not the acquisition specific criteria will be acceptable to us. Once that acquisition agreement has been executed, we will update the registration statement with a post-effective amendment. This will give details of the acquisition. You will then have 45 days to reconfirm your investment. Investors who do not reconfirm will receive a prompt refund as required by Rule 15c2-4. Funds and securities will be released once the escrow agent is satisfied that all provisions have been met and the transaction has closed. (See Your Rights under Rule 419.)

Persons should not purchase shares in the offering if they expect short-term earnings or appreciation in the value of our Company.

The Offering:
-------------
Securities offered          3,000,000 shares of common stock, $0.001 par value,
                            Maximum Offering.
                            500,000 shares of common stock, $0.001 par value, Minimum Offering.

                            These shares are being offered through an underwriter.

                            $0.05 per share. (See "Description of Capital
                            Stock.")

Common stock outstanding    3,500,000 shares
prior to offering

Common stock to be          6,500,000 shares (Maximum Offering)
outstanding after offering  4,000,000 shares (Minimum Offering)

Dilution: Dilution to the investors in this offering will be approximately 84.40% (minimum offering per share) and 52.00% (maximum offering).


/7/


Dividends: No dividends have yet been paid and none will be paid in the foreseeable future.

State Registration: Our securities will be sold only in New York. (See "Special State Law Considerations" for a discussion of the resale limitations that result from this state registration.)

Use of Proceeds: If the maximum shares are sold, the gross proceeds of this offering will be $150,000; if the minimum shares are sold, the gross proceeds of this offering will be $25,000. We intend to request 10% of the funds ($12,150 and $2,025, respectively) remaining after payment of underwriting fees and expenses and dealer compensation to be released from escrow to us.

Plan Of Distribution: No person associated with us intends to participate in the distribution of the Offering. For purposes of the said distribution, we have engaged the services of NevWest Securities Corporation ("NevWest"), a registered broker/dealer. Neither NevWest nor any other NASD member, its associated persons, parent, or affiliates have a conflict of interest with us, as defined in NASD Rule 2720.

Up to 80% of the shares may be purchased by our officers, directors, current shareholders and any of their affiliates or associates.

Proposed Business: Eagle will not restrict its search to any particular business, industry, or geographical location, and may evaluate and enter into any type of business in any location. In seeking a business venture, the decision of management will be based on the business objective of seeking long-term capital appreciation in the real value of the business acquired by Eagle.

The analysis of new businesses will be undertaken by or under the supervision of our officer/director. It is anticipated that the analysis of specific proposals and the selection of a business will take several months, to which additional months will be added by the reconfirmation process of Rule 419.

For details of the way in which an acquisition might be structured, see "Proposed Business: Form and Structure of Acquisition, pg.24."

Daily Operations: Until an active business is commenced or acquired, we will have no employees or day-to-day operations.

Plan of Operation: Since June 20, 1996, we have no significant expenses with the exception of incorporation fees, accounting fees, SEC filing fees, and escrow establishment fees. Virtually all of our expenses, to be funded by the money in our treasury or by management, are attributable to our efforts to identify a suitable acquisition candidate and close the acquisition. Up to that time, we anticipate our expenses to be limited to accounting, legal, transfer agent, and filing fees, plus telephone and mailing expenses.

Management: Hans Bothmann of Las Vegas, Nevada is the sole officer, director, and shareholder of Eagle. The blank check companies that Mr. Bothmann had previously been involved with are Eagle Golf Corporation and Amrite Builders, Inc. The Companies had attempted to register under 419 on 10/27/99. On 9/11/02, a withdrawal of the Eagle Golf registration was filed. Subsequently, on 11/21/02, a withdrawal of the Amrite Builders registration was filed. Mr. Bothmann currently receives no salary or other compensation and devotes time to Eagle in and around other activities.


/8/


                     SUMMARY FINANCIAL INFORMATION

The table below contains certain summary historical financial data for Eagle. The historical financial data for the period ended December 31, 2002 has been derived from our financial statements appearing elsewhere in this prospectus and should be read in conjunction with those financial statements and the notes to them.


                                                     December 31, 2002
                                                     -----------------
INCOME STATEMENT:

Net Sales                                                    $      0

Net Income (Loss)                                            $(14,635)

BALANCE SHEET (at end of period):

Cash on Hand                                                 $  6,335
Due from shareholder                                         $      0
                                                     -----------------

Total Assets                                                 $  6,335
Total Indebtedness                                           $      0

Total Shareholders' Equity                                   $  6,335

PER SHARE(1):

Income per common share                                      $      0
Net Income per common share (at end of period)               $  (0.00)
Net Income per share on a fully diluted basis                $  (0.00)


(1) Number of shares of common stock outstanding during period was 3,500,000.

This offering will expire 18 months from the date of effectiveness of this prospectus. The offering will not be extended.



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/9/


                             RISK FACTORS

There is a high degree of risk associated with an investment in our common stock. You should know that our business, financial condition or results of operations, and, more importantly, that of any business we acquire, could be materially and adversely affected by any of the following risks. You should carefully consider the following factors in addition to the other information in this prospectus before considering the purchase of shares.

A business reorganization may dilute your investment and reduce your
--------------------------------------------------------------------
equity interest in the company.
------------------------------

It is likely that we will issue additional shares of common stock or preferred stock in connection with our potential merger, consolidation, or other business reorganization, and that the proceeds of the offering will be used in the business of the acquisition or merger candidate, though we will not make loans of the offering's net proceeds. The issuance of additional shares of stock would dilute the public shareholders' investment. To date, we have not made any determination with respect to the acquisition of any specific business, nor what form of any potential business reorganization may take or on the amount of securities that we might issue. At Eagle's sole discretion, the board of directors may issue additional company securities without seeking shareholder approval.

There is a possibility that the shareholders of Eagle immediately following to the transaction would retain substantially less than 50% of the issued and outstanding shares of the surviving entity. Therefore, regardless of the form of the business acquisition, it may be anticipated that the investors in this offering will experience a significant reduction in their percentage of ownership in the company. (See "Acquisition of a Business," in PROPOSED BUSINESS.)

You will incur an immediate dilution in your investment form the offering.
-------------------------------------------------------------------------

The difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value by the number of shares of common stock outstanding.

Assuming the sale of the maximum number of shares based on our financial statements as of December 31, 2002, new investors will incur an immediate dilution of approximately 52.00% per share after the offering of the maximum number of shares is consummated. The existing stockholder of our company acquired his shares of common stock at a price of $0.001 per share that is $.049 per share lower than the offering price of the shares. Accordingly, new investors will bear virtually all of the risks inherent in an investment in this company. (See "DILUTION".)

Our geographic concentration could hinder your return on investment.
-------------------------------------------------------------------

Sales of this offering are to be geographically limited which may make it difficult to sell the shares being offered. These shares are being made available though issuer transactions only to residents of the state of New York.

There may not be a public market for the shares you buy and you would
---------------------------------------------------------------------
be unable to sell your shares thus diminishing your return on investment.
------------------------------------------------------------------------

There is no current trading market for the shares, nor can we say for certain that a trading market will develop, or, if a trading market does develop, that it will be sustained even after we identify a merger


/10/


candidate and consummate a business combination. The shares, to the extent that a market develops for the shares at all, will likely appear in what is customarily known as the Pink Sheets or on the Over-the-Counter Bulletin Board, which may limit the marketability and liquidity of the shares. (See Risk Factor, "There are rules for low-priced stocks that may affect your ability to resell your shares.")

It is likely that our common stock will be subject to the regulations on penny stocks; consequently, the market liquidity for our common stock may be adversely affected by regulations limiting NevWest Corporation's ability to sell our common stock. Additionally, these regulations sometimes depress stock prices. This, in turn, may affect your ability to resell those shares in the public market following termination of the Rule 419 escrow.

During the escrow period, which could be up to eighteen months, you may
-----------------------------------------------------------------------
not sell or transfer your shares, which may limit your return on investment.
---------------------------------------------------------------------------

According to Rule 419, all shares issued by a blank check company must be placed in a Rule 419 compliant escrow account. These shares will not be released from the Rule 419 escrow until (1) the consummation of a merger or acquisition as provided for in Rule 419, or (2) the expiration of 18 months from the date of this prospectus. There is no present market for our common stock and there is no likelihood of any active and liquid public trading market developing following the release of securities from the Rule 419 escrow. Thus, stockholders may find it difficult to sell their shares.

No transfer or other disposition of the deposited securities shall be permitted other than by will or the laws of descent and distribution, or under to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, or Title 7 of the Employee Retirement Income Security Act, or the underlying rules. Rule 15g-8 states that it is unlawful for any person to sell the securities (or any interest in or related to the securities) held in the Rule 419 escrow account other than pursuant to a qualified domestic relations order in divorce proceedings. Therefore, any and all contracts for sale to be satisfied by delivery of the deposited securities and sales of derivative securities to be settled by delivery of the securities are prohibited. It is further prohibited to sell any interest in the deposited securities or any derivative securities whether or not physical delivery is required.

You may ask for your funds to be returned prior to any acquisition;
-------------------------------------------------------------------
however, you will not be given the opportunity to approve or disapprove
-----------------------------------------------------------------------
any particular business acquisition.
-----------------------------------

Although you may request the return of your funds in connection with the reconfirmation offering required by Rule 419, you may not be afforded an opportunity specifically to approve or disapprove any particular business reorganization or acquisition. Our officer/director will be able to consummate an acquisition of or by us without the approval of our shareholders.

Certain circumstances could constitute exceptions. Under applicable corporate law, only in the event of a merger, consolidation, or the sale of all or substantially all of our assets, will you as a shareholder have the right to object to the merger, consolidation, or sale and assert your dissenter's right to appraisal of your shares. Similar restrictions apply if an acquisition is consummated in the form of an exchange of securities. The dissenters' rights are limited to those investors who purchase under this offering on New York.

Though ultimately protected by the reconfirmation, this could adversely affect the furthering of your interests within the structure of Eagle Golf.


/11/


There are currently no negotiations in progress regarding an
------------------------------------------------------------
acquisition or merger, thus delaying any positive return on investment.
----------------------------------------------------------------------

Eagle's officer/director has not had any preliminary contact or discussion, and there are no present plans, proposals, arrangements or understanding with any representatives of the owners of any business or company regarding the possibility of the acquisition or merger transaction contemplated in the prospectus. Potential investors are cautioned that this may extend even further the amount of time before you would see any return on investment. As of the date of this prospectus, we have not entered into or negotiated any arrangements for a business combination with an acquisition candidate.

It is anticipated that the investigation of specific businesses and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, and others. If a decision is made not to participate in a specific business, the costs incurred up to that point in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business, the failure to consummate that transaction may result in a loss to us of the related costs incurred that could materially adversely affect subsequent attempts to locate and participate in additional businesses.

Upon a business combination, it is most likely our management will
------------------------------------------------------------------
leave the company, and the new management may lack the experience to
--------------------------------------------------------------------
successfully run the business.
-----------------------------

We anticipate we will experience a change of control upon the closing of a business combination. In addition, our current managers and directors will very probably resign. We cannot assure you of the experience or qualification of new management either in the operation of our activities or in the operation of the business, assets, or property being acquired. As such, despite our intention to negotiate the best possible deal for our stockholders, no guarantee can be given that new management will be responsible in that regard.

Auditors have issued an opinion raising substantial doubt as to our ability
---------------------------------------------------------------------------
to continue as a going concern, which may diminish your return on investment.
----------------------------------------------------------------------------

In a letter that accompanies this application, our accountant, G. Brad Beckstead, says in part, the accompanying financial statements have been prepared assuming the Company will continue as a going concern.
As discussed in Note 3 to the financial statements, the Company has incurred a net loss of $23,686 for the period from February 20, 1996 (inception) to December 31, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. Management has plans to seek additional capital through an offering registered via Form SB-2 of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Potential investors should be aware of this opinion and the fact that no guarantees can be given that our strategies for business success will overcome the obstacles referred to in Mr. Beckstead's letter.


/12/


A limitation on acquisitions could hamper our ability to forge the
------------------------------------------------------------------
right business combination.
--------------------------

Eagle is subject to Rule 419 and certain reporting requirements of the Securities Exchange Act of 1934. This requires us to furnish certain information about significant acquisitions, including audited financial statements for the company(s) acquired for one, two, or three years, depending on how long the acquisition has been in business. Consequently, the acquisition prospects available to the Company are limited to those that can provide the required audited financial statements. This further hampers our ability to acquire desirable going concerns.

Inability to secure financing after acquisition may force us to use
-------------------------------------------------------------------
venture capital at exorbitant interest rates, which could cause
---------------------------------------------------------------
investors to suffer a loss.
--------------------------

The offering is a best efforts offering for which the minimum amount is only $25,000. Management faces the challenge of successfully implementing our business strategy and plan. We may not be able to successfully manage our business to achieve our goals if we must proceed having raised only the minimum offering. Investors could suffer a loss if as a consequence the amount raised is not enough to fully implement the intended business strategy. Even if we are successful in raising up to the maximum amount we seek, $150,000, this might not be enough to successfully identify a merger candidate and consummate an acquisition.

Although there are no specific business combinations or other transactions contemplated by management, it may be expected any such target business will present such a level of risk that conventional private or public offerings of securities or conventional bank financing would not be available to us once we have acquired the business. In that case the target company might be forced to seek venture capital for initial operations, available only at very high interest rates, if at all. The ensuing burden of debt would further limit chances for success. And of course there is no guarantee that such financing would be obtained even if sought.

A leveraged buy-out could expose you to a high risk of losing your investment.
-----------------------------------------------------------------------------

A leveraged buy-out is one that involves financing the acquisition of a business by borrowing on the assets of the business to be acquired. This practice, if it were to be employed by Eagle as its strategy for acquisition, would expose us - and by extension your investment - to significant risk.

For one thing, there can be no assurance any business acquired through a leveraged buy-out would generate sufficient revenues to cover the related debt and expenses. In that case, the lender could exercise the remedies provided by law and foreclose on Eagle and all its assets. Furthermore, the use of leverage to consummate a business combination may reduce our ability to incur additional debt, make other acquisitions, or declare dividends, and may subject our operations to strict financial controls and significant interest expense. It may be expected we will have few, if any, opportunities to utilize leverage in an acquisition. Even if we were able to identify a business where leverage may be used, there is no assurance financing will be available, or if available, on terms we would find acceptable. (See Acquisition of a Business: "Leverage.")

A lack of diversification means we lack the flexibility we may need to
----------------------------------------------------------------------
succeed and be profitable.
-------------------------

In the event we are successful in identifying and evaluating a suitable business combination, we will, in all likelihood, be required to issue our common stock in an acquisition or merger transaction. Because our capitalization is limited and the issuance of additional common stock will result in a dilution of interest for present and prospective shareholders, we will negotiate only one acquisition or merger.


/13/


This lack of diversification should be considered a substantial risk of investing in Eagle because it will not permit us to offset potential losses from one venture against gains from another.

Our officer's limited formal business experience could have a negative
----------------------------------------------------------------------
impact on your investment.
-------------------------

Eagle is highly dependent of the services of Mr. Hans Bothmann, the President and sole Director of the company. Over-reliance on a single individual puts the company at risk. Should anything happen to Mr. Bothmann (e.g. disablement) the effect on our prospects would be severe. Additionally, it should be noted, that he has not served as a founder, officer, and director of any other companies formed with the express purpose of seeking available businesses, and he does not have extensive or broad business experience.

Eagle's sole officer plans to spend little to no time with the Company until this Registration is approved. As he does not devote his full time to the Company, we may end up missing a target opportunity for business combination. Once this registration is approved, the officer will spend eight hours per week, implementing the Offering process. (See "MANAGEMENT").

It is possible that our principal stockholder, also the
-------------------------------------------------------
officer/director, may sell his shares at a premium to the shareholders
----------------------------------------------------------------------
or management of whatever company Eagle may acquire in a way that you
---------------------------------------------------------------------
cannot, which may negatively impact your return on investment.
-------------------------------------------------------------

It should be noted that his shares are not being registered on this registration statement, and therefore, he cannot sell his shares when this registration statement is declared effective. No such sales, however, can be consummated before the registration statement has been made effective.

The officer/director of Eagle currently owns 100% of the common stock presently issued and outstanding. He paid $3,500 for these shares. He may, in connection with a proposed merger or acquisition transaction, actively negotiate or consent to the purchase of his common stock, though he cannot legally do so until our registration statement has been made effective. A premium may be paid on this stock in connection with such a purchase, but public investors will neither receive any portion of the premium that may be paid nor be afforded an opportunity to approve or consent to any particular stock buy-out. Nor will they be afforded a similar opportunity.

We have not adopted any policy for resolving this conflict. Potential investors should be aware of this contradiction in the structure of this offering.

Our discretion in the use of proceeds may conflict with your wishes,
--------------------------------------------------------------------
which can result in harming our business and financial condition.
----------------------------------------------------------------

We have some discretion in the use of proceeds.

Of the $20,250-$121,500 offering proceeds deposited into the escrow account, 10%, or $2,025-$12,150, may be released to us prior to a confirmation offering in which you reconfirm your investment in accordance with procedures required by Rule 419. We intend to request release of the 10% funds. Accordingly, we will receive all of the escrowed funds in the event a business combination is closed under the provisions of Rule 419. We will use these proceeds as indicated in this document under the section titled USE OF PROCEEDS but have some discretion in deciding how to allocate funds. Investors should be aware of the fact that their wishes may not be reflected in the decisions of management in these matters. If we fail to spend the proceeds effectively, our business and financial condition could be harmed.
(See "USE OF PROCEEDS").


/14/


The failure of a sufficient number of investors to reconfirm their
------------------------------------------------------------------
investment could jeopardize the entire transaction, which could result
----------------------------------------------------------------------
in a zero return on investment.
------------------------------

A business combination with an acquisition candidate cannot be closed unless, for the reconfirmation offering required by Rule 419(e)(2)(iii), we can successfully convince you and a sufficient number of investors of the offering proceeds raised to elect to reconfirm your investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be closed. Given this scenario, none of the securities held in escrow will be issued and the funds will be returned to you on a proportionate basis. Our officers, directors, current shareholders and any of their affiliates or associates may purchase a sufficient number of the shares. It is likely that these insiders will elect to reconfirm a proposed business combination reducing or eliminating the risk of a sufficient number or purchasers not reconfirming.

If a sufficient number of investors do not reconfirm a business acquisition, those investors stand to lose up to 19% of their investment. The 19% is derived from the following: a) offering expenses of $2,500; b) placement agent commissions of $15,000; and c) working capital of $11,000.

We have arbitrarily determined the offering price of the shares, which
----------------------------------------------------------------------
may drive away potential investors.
----------------------------------

We have arbitrarily determined the offering price of $0.05 per share. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors we considered in determining the offering price were:

  1. Our limited financial resources;
  2. The amount of equity desired to be retained by present shareholders;
  3. The amount of dilution to the public; and
  4. The general condition of the securities markets.

In net, it is entirely possible that the facts and circumstances surrounding Eagle have been interpreted incorrectly and that the price has been set too high.

We are in a highly competitive market for a small number of business
--------------------------------------------------------------------
opportunities, there is a risk that we would be an insignificant
----------------------------------------------------------------
participant among other companies with larger financial resources,
------------------------------------------------------------------
unable to identify a merger candidate, and subsequently cease
-------------------------------------------------------------
operations as a blank check company.
-----------------------------------

In relation to our competitors, we are and will continue to be an insignificant participant in the business of seeking business combinations. A large number of established and well-financed entities, including venture capital firms, have recently increased their merger and acquisition activities. Most of these entities have significantly greater financial resources, technical expertise and managerial capabilities than we and, consequently, we will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully consummating a proposed merger or acquisition. Also, we will be competing with a large number of other small blank check companies.


/15/


There may be tax consequences to our activities that may adversely
------------------------------------------------------------------
effect the company or your investment.
-------------------------------------

In the course of any acquisition or merger, we may undertake a substantial amount of attention will be focused upon federal and state tax consequences both to the acquisition candidate and us. Presently, under the provisions of federal and various state tax laws, a qualified reorganization between business entities will generally result in tax-free treatment to the parties to the reorganization. While we expect to undertake any merger or acquisition so as to minimize federal and state tax consequences both to the acquisition candidate and us such business combination might not meet the statutory requirements of a reorganization, or the parties might not obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have a substantial adverse effect on us.

                      FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as believes, intends, expects, may, should, plan, projected, contemplates, anticipates, or similar statements. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

                      YOUR RIGHTS UNDER RULE 419

It is important that you know that we have had absolutely no preliminary contact or discussion with any representatives of any business regarding the possibility or potential for any acquisition or merger. This offering is being conducted according to Rule 419. You have certain rights and will receive the substantive protection provided by this Rule. To that end, the securities purchased by you and other investors and the funds received in the offering will be deposited and held in the escrow account until an acquisition meeting specific criteria is completed. The escrow account is non-interest bearing and the funds deposited in it are held for the named purchasers.

You should be aware as well of certain trading restrictions on securities held in escrow accounts subject to Rule 419. According to Rule 15g-8 of the Exchange Act, it is unlawful for any person to sell or offer to sell any security that is deposited and held in an escrow or trust account pursuant to Rule 419 under the Securities Act of 1933, or any interest in or related to such security, other than pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

Acquisition criteria
--------------------

Rule 419 requires that before the funds and the securities can be released, we must first execute an agreement to acquire a candidate that meets certain specified criteria. The agreement must provide for the acquisition of a business or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. For purposes of the offering, the fair value of the business or assets to be acquired must be at least 80% of $150,000, that is $120,000.


/16/


The agreement must also include, as a precondition to its closing, a requirement that a sufficient number of investors of the offering must elect to reconfirm their investment.

We will not acquire or merge with any business or company to which our officer/director or any associated person has any relationship. Any merger or acquisition will be strictly at arm's length. While we do not anticipate seeking an independent appraisal of any proposed merger or acquisition, we do intend to fully disclose the nature and terms of any business combination in a post-effective amendment.

Post-effective amendment
------------------------

Once the agreement governing the acquisition of a business meeting the required criteria has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate and its business, including audited financial statements, the results of this offering, and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule
419. The reconfirmation offer must include certain prescribed conditions that must be satisfied before the funds and securities can be released from escrow. (See the next section, "Reconfirmation of offering," for a detailed listing of those conditions.)

Reconfirmation of offering
--------------------------

The reconfirmation offer must commence after the effective date of the post- effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

  1. The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

  2. Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

  3. If we do not receive written notification or if you receive notification that an investor has decided not to reconfirm an investment within 45 business days following the effective date, the proportionate portion of the funds, less the cost of this Offering, which is estimated to be $2,500, held in the escrow account on your behalf will be returned to you promptly as required by Rule 15c2-4.

  4. As previously stated, the acquisition will be closed only if a sufficient number of investors of the total proceeds from the offering elect to reconfirm their investment.

  5. If a closed acquisition has not occurred within 18 months from the date of this prospectus, the funds held in the escrow account shall be returned to all investors on a proportionate or pro-rata basis promptly as required by Rule 15c2-4.


/17/


Release of securities and funds
-------------------------------

The funds will be released to us, and the securities will be released to you, only after the escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that:

  1. We have executed an agreement for the acquisition of an acquisition candidate;

  2. The fair market value of the business to be acquired represents at least 80% of the maximum offering proceeds;

  3. We have filed the required post-effective amendment;

  4. The post-effective amendment has been declared effective;

  5. We have satisfied all of the prescribed conditions of the reconfirmation offer; and

  6. The transaction to acquire the business has closed.



                  [Balance intentionally left blank.]


/18


                               DILUTION

The dilution to investors in this offering is constituted by the difference between the public offering price per share and the pro forma net tangible book value per share, of common stock of Eagle Golf Corp., after this offering.

Net tangible book value per share is determined by dividing the net tangible book value of the company by the number of outstanding shares of common stock. The net tangible book value of the company is equal to the total tangible assets less the total liabilities.

Dilution arises mainly from the arbitrary decision by us as to the offering price per share. Dilution of the value of the shares purchased by the public in this offering will also be due, in part, to the lower book value of the shares presently outstanding, and in part, to expenses incurred in connection with the public offering.

Net tangible book value is equal to the net tangible assets of the company. The net tangible assets of the company are equal to the total assets less the total liabilities and intangible assets. (See
"Financial Statements.")

As of December 31, 2002, Eagle had audited net tangible book value of $6,335. The net tangible book value is equal to the total tangible assets less the total liabilities. The net tangible book value per share of common stock is $0.001. (See "Certain Transactions.")

The information below sets forth the dilution to persons purchasing shares in this offering without taking into account any changes in the net tangible book value of Eagle after December 31, 2002, except the sale of the minimum and maximum number of shares offered at the public offering price and receipt of the net proceeds from that sale.

              Dilution Table                 Minimum        Maximum
              --------------                ---------      ---------

Public Offering Price                       $  0.0500      $  0.0500

Net Tangible Book Value Per Share Before    $  0.0018      $  0.0018
Offering

Net Tangible Book Value Per Share After     $  0.0078      $  0.0240
Offering

Increase Per Share Attributable to Payment  $  0.0061      $  0.0222
by Public Investors

Dilution Per Share to Public Investors         84.40%         52.00%
(Percentage)


There are no warrants, options, rights or convertible securities currently outstanding.


/19/


                            USE OF PROCEEDS

The gross proceeds of this offering if the maximum shares are sold, will be $150,000 and if the minimum shares are sold, the gross proceeds of this offering will be $25,000. Prior to the reconfirmation of the offering, Rule 419 permits 10% of the funds ($12,150 and $2,025) respectively remaining after payment of underwriting fees and expenses and dealer compensation to be released from escrow to us, we intend to request release of these funds. This offering is contingent on the entire offering being sold and will be sold on a first come, first served basis. If subscriptions exceed the amount being offered, these excess subscriptions will be promptly refunded, as required by Rule 15c2-4, without deductions for commissions or expenses. Accordingly, we will receive these funds in the event a business combination is closed in accordance with Rule 419.

Under Rule 419, after the reconfirmation offering and the closing of the business combination, and assuming the successful completion of this offering, $150,000, plus any dividends received but less any amount returned to investors who did not reconfirm their investment under Rule 419, will be released to us. For the minimum, that amount will be $25,000 less the $2,000 for the offering preparation expenses. This refund to investors would also take place if the minimum number of shares is not obtained, if an acquisition is not consummated within 18 months, or if a substantial number of investors do not reconfirm their investments.

We estimate the cost of finding and consummating a business combination could run as much as $10,000. As we have not started the process of investigating potential acquisition candidates, it is difficult to determine the percent of proceeds to be used for this purpose.

We have considerable discretion over how to use a significant portion of the net proceeds of this offering. We cannot assure investors that our use of the net proceeds will not vary substantially due to unforeseen factors. The proceeds if and when made available to use will be used to pay the following expenses in the order stated:

     Use of Proceeds   Min. Use Allocation   Max. Use Allocation
     ---------------   -------------------   -------------------
 Offering Expenses1             $2,000                $2,500
 Escrow2                       $20,250              $121,500
 Placement Agent                $2,500               $15,000
 Commissions3
 Working Capital4                 $250               $11,000
                       -------------------   -------------------
 Total Proceeds                $25,000              $150,000

  (1) Offering costs include filing, printing, legal, accounting, transfer agent and escrow agent fees.

  (2) Pursuant to Rule 419, after underwriting commissions are subtracted from the gross proceeds 90% of the remaining balance will be put into the escrow account pending closing of a business combination and reconfirmation. (See Exhibit 2.1 Escrow Agreement.)

  (3) Commissions from the sale of the Shares subject to the sale of the Minimum Offering will be 10% of the gross proceeds from the sale of the Shares to Investors payable in the form of a cash commission.

  (4) Working capital will be used solely for finding and consummating a business combination.


/20/


Upon the consummation of a business combination and the reconfirmation of the investors' purchase of the shares, the balance of the deposited funds will be released to use. They may be used to offset the expenses of consummating a business combination, including legal fees for the preparation and filing of a post-effective amendment to the registration statement.

No portion of the proceeds of the offering will be paid to our officer/director or his affiliates or associates. Expenses will be paid from our working capital.

Working capital is expected to include incidental expenses related to the marketing of our Company as a vehicle for a merger candidate seeking to become fully reporting, as well as for incidental operational expenses including basic office supplies. To the extent that these funds are not used, they will be deposited in an interest-bearing money market account that will be available to the merger candidate upon consummation of a merger or acquisition.

No securities offerings will take place during the Rule 419 escrow period. It is unlikely that we will seek loan financing as the costs of our operations are negligible and we do not expect to incur any significant additional costs. However, if we are able to raise only the minimum amount of $25,000, and no additional funds are secured, then we face the risk that our company might be under-funded, placing all investments substantially at risk. Under those circumstances, we might attempt to borrow funds. Any loan we undertook would be repaid in lump sum from the proceeds we expect to derive from the sale of the company to a merger candidate upon receipt of final payment.

Other Arrangements
------------------

Eagle has no agreement or understanding, express or implied, with its officer/director or any of his affiliates or associates regarding employment with the Company, or compensation for services, or the issuing of any shares of authorized and unissued common stock.

The existing officer/director does reserve the right to acquire shares in this offering. There is no understanding, however, between him and Eagle regarding the sale of all or a portion of the common stock he currently holds in connection with any future participation by Eagle in a business, or any other plans, understandings, or arrangements by which he or his affiliates would receive funds, stock, or other assets in such a connection. Nor have any advances have been made or contemplated by Eagle to Mr. Bothmann or anyone connected to him.

Except for reimbursement of offering costs and expenses he may have incurred on Eagle's behalf, not to exceed $2,500, no portion of the net proceeds of the offering may be paid to our officer/director or any of his associates directly or indirectly, as consultant fees, officer salaries, director fees, or other payments. No portion of the net proceeds will be used to make loans to any person. We will not borrow funds and use the proceeds acquired from the lender to make payments to its officer/director or any of his associates.

Eagle has no agreement or understanding with any consultant or advisor to provide services in connection with any future business acquisition. Though no concrete plans to do so are currently in place, the possibility exists that management may find it to be in the Company's best interests to retain the services of such a consultant.


/21/


Under no circumstances will Eagle retain the services of its own officer/director or one of his affiliates or associates as a consultant. Compensation to a consultant may take various forms, including one-time cash payments, payments based on a percentage of revenues or product sales volume, payments involving issuance of securities (including those of Eagle) or any combination of these or other compensation arrangements.

We estimate that any fees for consultant services paid in cash will not exceed 10% of the amount of the securities it issues to acquire a business. We will not have funds to pay a retainer in connection with any consulting arrangement, and no fee will be paid unless and until an acquisition is completed in accordance with Rule 419.

The following tables set forth the percentage of equity to be purchased by public investors in the offering compared to the percentage equity to be owned by the present stockholder, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by the present stockholder of Eagle Golf Corp.

              Assuming the Minimum Number of Shares Sold
              ------------------------------------------

                                Approx                       Approx
                              Percentage                   Percentage
                  Shares       of Total                     of Total
                Purchased       Shares      Total Dollars    Dollars
                ---------     ----------    -------------  ----------

Public            500,000       12.0%         25,000         88.0%
Stockholders

Present         3,500,000       88.0%          3,500         12.0%
Stockholder     ---------      ------         ------        ------

Totals          4,000,000      100.0%         28,500        100.0%


              Assuming the Maximum Number of Shares Sold
              ------------------------------------------


Public          3,000,000       46.0%        150,000         98.0%
Stockholders

Present         3,500,000       54.0%          3,500          2.0%
Stockholder     ---------      ------        -------        ------

Totals          6,500,000      100.0%        153,500        100.0%



           [Balance of this page intentionally left blank.]


/22/


                            CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2002, and pro-forma as adjusted to reflect a minimum and maximum offering.


                                          Pro-Forma2            Pro-Forma3
                           Actual1     Minimum Offering      Maximum Offering
                          ---------    ----------------      ----------------

Short-Term Debt           $       0     $          0           $         0

Long-Term Debt            $       0     $          0           $         0
(Excluding short-term
portion)
                          ---------    ----------------      ----------------
Total Debt                $       0     $          0           $         0

Stockholders' Equity
--------------------

Common Stock              $   3,500     $      4,000           $     6,500

Excess Paid-In-Capital    $  26,521     $     52,021           $   179,521

Deferred Offering Costs   $       0     $     (2,500)          $    (2,500)

Accumulated Deficit       $ (23,686)    $    (23,686)          $   (23,686)

Total Stockholders'       ---------    ----------------      ----------------
Equity/Deficit            $   6,335     $     29,835           $   159,835


Total Capitalization      $   6,335     $     29,835           $   159,835
                          ---------    ----------------      ----------------

NOTES TO CAPITALIZATION:

  1  See "Part F/S: Eagle Golf Corp., Financial Statements."
  2 The pro-forma minimum offering estimates assumes the minimum subscription of 500,000 shares of common stock.
  3 The pro-forma maximum offering estimates assumes the subscription of 3,000,000 shares of common stock.



           [Balance of this page intentionally left blank.]


/23/


                           PROPOSED BUSINESS

History and Organization
------------------------

We are a Nevada corporation incorporated on February 20, 1996 for the purpose of acquiring or merging with an unspecified operating business. We are a blank check company as defined in Rule 419. Eagle Golf Corp. was organized for the purpose of seeking, investigating, and ultimately acquiring an interest in a business with long-term growth potential. Since inception, we have not had any material business activities. Persons should not purchase shares in the offering if they expect short-term earnings or appreciation in the value of our Company. It is emphasized that the business objectives discussed here are extremely general and are not intended to be restrictive on the discretion of the management of Eagle.

Persons purchasing shares in the offering will be entrusting their funds to Eagle's management, subject to the requirements of Rule 419. The net proceeds of the offering are not specifically allocated to identified purposes or allocated to the acquisition of any specific type of business venture. Decisions concerning these matters may be made by management without shareholder action, except for the right of each investor to recover his pro rata portion of the deposited funds in accordance with Rule 419. (See "Use of Proceeds.")

Management anticipates that it may be able to participate in only one potential business venture, due primarily to our limited financing.

Selection of a Business
-----------------------

We anticipate that businesses for possible acquisition will be referred by various sources, including our officer/director, professional advisors, securities broker-dealers, venture capitalists, and members of the financial community, and others who may present unsolicited proposals. We will seek businesses from all known sources, but will rely principally on personal contacts of the officer/director and his affiliates, as well as indirect associations between him and other business and professional people. While it is not presently anticipated that we will engage unaffiliated professional firms specializing in business acquisitions or reorganizations, such firms may be retained if management deems it in our best interest. (See "Other Arrangements" under "Use of Proceeds,").

Process of Selection
--------------------

We will not restrict our search to any particular business, industry, or geographical location, and we reserve the right to evaluate and enter into any type of business in any location. We may participate in a newly organized business venture. On the other hand, we may select a more established company entering a new phase of growth or in need of additional capital to overcome existing financial problems.

In seeking a business venture, the decision of management will not be controlled by an attempt to take advantage of any anticipated or perceived appeal of a specific industry, management group, product, or industry, but will be based on the business objective of seeking long-term capital appreciation in the real value of Eagle. We will not acquire or merge with a business or corporation in which our officer/director or any of his associates has any direct or indirect ownership interest.


/24/


Factors To Be Considered in the Selection Process
-------------------------------------------------

The analysis of new businesses will be undertaken by or under the supervision of our officer/director. In analyzing prospective businesses, he will consider, to the extent applicable, the available technical, financial, and managerial resources, working capital and other prospects for the future, the nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; the potential for growth and expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trade or service marks; name identification; and other relevant factors.

The decision to participate in a specific business may be based on management's analysis of the quality of the other firm's management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological changes, and other factors which are difficult, if not impossible, to analyze through any objective criteria. It is anticipated that the results of operations of a specific firm may not necessarily be indicative of the potential for the future because of the requirement to substantially shift marketing approaches, expand significantly, change product emphasis, change or substantially augment management, and other factors.

Time Frame of the Selection Process
-----------------------------------

The period within which we may participate in a business on completion of this offering cannot be predicted and will depend on circumstances beyond our control, including the availability of businesses, the time required to complete our investigation and analysis of prospective businesses, the time required to prepare appropriate documents and agreements providing for our participation, and other circumstances. However, we cannot exceed the 18-month time schedule set forth in Rule
419. It is anticipated that the analysis of specific proposals and the selection of a business will take several months. Persons should not purchase shares in this offering if they expect a short-term appreciation in the value of Eagle or its securities.

Other Ramifications of Rule 419 on the Selection Process
--------------------------------------------------------

It is possible that we may propose to acquire a business in the development stage. A business is in the development stage if it is devoting most of its efforts to establishing a new business, and planned principal operations have either not commenced or not yet resulted in significant revenues. Under Rule 419, we must acquire a business or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. Accordingly, our ability to acquire a business in the development stage may be limited to the extent it cannot locate such businesses with fair value high enough to satisfy the requirements of Rule 419.

We will be subject to requirements of Rule 419 and certain reporting requirements under the Exchange Act and will, therefore, upon effectiveness, be required to furnish audited financial statements for the company(s) acquired, covering one, two, or three years, depending on the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the audited statements to meet these requirements will not be appropriate for acquisition. We anticipate that we will voluntarily prepare and file periodic reports under the Exchange Act, notwithstanding the fact that that obligation may be suspended under sections 15(d) of the Exchange Act.


/25/


Criteria to be used by management in acquiring a business or other asset.
------------------------------------------------------------------------

We seek to obtain the approval of a majority of disinterested shareholders if we propose to:

  1) Spend more than 50 percent of the net offering proceeds in a transaction or series of related transactions;
  2) Issue new shares of stock equivalent, after completion of the transaction or series of related transactions, to more than 50 percent of the issued and outstanding stock;
  3) Change, without a meeting of the shareholders and within any 12-month period, more than one-half the members of the board of directors; or
  4) Change the criteria for acquisitions set forth in the prospectus.

We shall to distribute an informational statement before any vote of the shareholders is conducted pursuant to items 1-4 mentioned in the immediately preceding paragraph, setting forth:

  1) All material facts regarding the proposal, including specific disclosure of the manner in which the criteria for selection set forth in the offering prospectus have been applied;
  2) A reasonably detailed description of any business or asset to be acquired in the proposed transaction;
  3) A detailed disclosure of any related-party transaction, finders' fee, consulting fee or agreement expected to be entered into or paid within the 12 months following the proposed transaction with or to any person who is an officer, director, promoter or principal shareholder of the issuer; and
  4) A pro forma balance sheet, prepared in accordance with generally accepted accounting principles, which gives effect to the proposed transaction and discloses the dilution to shareholders resulting from the transaction and the book value of the issuer immediately before and immediately after the transaction.

Acquisition of a Business
-------------------------

In implementing a structure for a particular business acquisition, we will become a party to a merger, consolidation, purchase and sale of assets; or purchase and sale of stock, or other reorganization with another corporation or entity; joint venture etc., the exact nature of which cannot now be predicted. Notwithstanding the above, we do not intend to participate in a business through the purchase of majority stock positions. On the consummation of a transaction, it is likely that our present management and shareholder will not be in control of the Company. In addition, a majority or all our directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without vote of our shareholders.

The possible ramifications of transactions like those mentioned here could significantly effect investments.

In connection with our acquisition of a business, for example, our founding shareholder, Mr. Bothmann may, as a negotiated element of the acquisition, sell all or a portion of the common stock he holds at a significant premium over his original investment. As a result of such sales, affiliates of the entity participating in the business reorganization with us would acquire a higher percentage of equity ownership.


/26/


Although our present shareholder did not acquire his shares of common stock with a view toward any subsequent sale in connection with business reorganization, it is not unusual for affiliates of the entity participating in the reorganization to negotiate to purchase shares held by the present shareholders. This reduces the number of restricted securities held by persons no longer affiliated with the company. This in turn reduces the adverse impact that might be exerted on the public market in the company's common stock as a result of substantial sales of those shares once the restrictions no longer apply.

Public investors will not receive any portion of the premium that may be paid in those circumstances. Furthermore, our shareholders may not be afforded an opportunity to approve or consent to any particular stock buy-out transaction.

While the actual terms of a transaction to which we may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to structure the acquisition as a so-called tax-free event under sections 351 or 368(a) of the Internal Revenue Code of 1986. In order to obtain tax-free treatment under section 351 of the Code, it would be necessary for the owners of the acquired business to own 80% or more of the stock of the surviving entity. In that case, Eagle's shareholders, including investors in this offering, would retain less than 20% of the issued and outstanding shares of the surviving entity. Section 368(a)(1) of the Code provides for tax-free treatment of certain business reorganization between corporate entities where one corporation is merged with or acquires the securities or assets of another.

Generally, we will be the acquiring corporation in such business reorganization, and the tax-free status of the transaction will not depend on the issuing of any specific amount of stock of the surviving entity. Consequently, there is a substantial possibility that the shareholders of Eagle, immediately prior to the transaction, would retain less than 50% of the issued and outstanding shares of the surviving entity. Therefore, regardless of the form of the business acquisition, it may be anticipated that the investors in this offering will experience a significant reduction in their percentage of ownership in the company.

Notwithstanding the fact that we are technically the acquiring entity in these circumstances, generally accepted accounting principles would ordinarily require that such a transaction be accounted for as if the Company had been acquired by the other entity owning the business and, therefore, will not permit a write-up in the carrying value of the assets of the other company.

The manner in which we participate in a business will depend on the nature of the business, our needs and desires and those of the other parties involved in the negotiations, the management of the business, and the relative negotiating strengths of Eagle and the other management team. We will participate in a business only after the negotiation and execution of appropriate written agreements. Although the exact terms of these agreements cannot be predicted, generally they will:

  1. Require specific representations and warranties by all of the parties involved;
  2. Specify certain events of default;
  3. Detail the terms of closing and the conditions which must be satisfied by each of the parties;
  4. Outline the manner of bearing costs if the transaction is not closed, set forth remedies on default; and
  5. Include miscellaneous other terms.

One of the conditions will most likely be compliance with Rule 419, and reconfirmation by a sufficient number of investors of the gross proceeds of the offering. As of the date of the amended filing, no probable acquisition candidates have been identified.


/27/


Evaluation Criteria
-------------------

Despite his non-experience as a professional business analyst, our officer/director, Hans Bothmann, will carefully examine businesses for acquisition. NevWest Securities was only hired to sell the offering and will not be involved in finding an acquisition target.

Management anticipates the selection of an acquired business will be complex and risky because of the competition for such business opportunities among all segments of the financial community. The nature of our search for the acquisition of a business requires maximum flexibility since we will be required to consider various factors and divergent circumstances which may preclude meaningful direct comparison among the various business enterprises, product or services investigated. We will have virtually unrestricted flexibility in identifying and selecting a prospective acquired business. Besides determining its fair market value, management will consider the following:

  1. The acquired business' net worth;
  2. The acquired business' total assets;
  3. The acquired business' cash flow;
  4. Costs associated with effecting the business combination;
  5. Equity interest and possible management participation in the acquired business;
  6. Earnings and financial condition of the acquired business;
  7. Growth potential of the acquired business and the industry in which it operates;
  8. Experience and skill of management and availability of additional personnel of the acquired business;
  9. Capital requirements of the acquired business;
 10. Competitive position of the acquired business;
 11. Stage development of the product, process or service of the acquired business;
 12. Degree of current or potential market acceptance of the product, process or service of the acquired business; and
 13. Regulatory environment of the industry in which the acquired business operates.

These criteria are not intended to be exhaustive. As Mr. Bothmann searches through the candidates for acquisition, other factors he considers relevant may apply.

Although we believe that locating and investigating specific business proposals will take several months, the exact duration of the process is difficult to predict. However, we cannot exceed the 18-month time schedule set forth in Rule 419. The time and costs required to select and evaluate an acquired business candidate, including conducting a due diligence review, and to structure and consummate the business combination, including negotiating relevant agreements and preparing requisite documents for filing in keeping with applicable securities laws and state corporate laws, cannot presently be stated with certainty. (See "Investors' Rights and Substantive Protection Under Rule 419.")

Leverage
--------

We may be able to participate in a business involving the use of leverage. Leveraging a transaction involves the acquisition of a business through incurring indebtedness for a portion of the purchase price of that business, which is secured by the assets of the business acquired.


/28/


One method by which leverage may be used is to locate an operating business available for sale and arrange for the financing necessary to purchase it. Acquisition of a business in this fashion would enable us to participate in a larger venture than our limited funds would otherwise permit, or use less of our funds to acquire a business and thus commit our remaining funds to the operations of the business acquired. (See "A leveraged buy-out could expose us to a high risk of business failure." under Risk Factors.)

The likelihood that we could obtain a conventional bank loan for a leveraged transaction would depend largely on the business being acquired and its perceived ability to generate sufficient revenues to repay the debt. Generally, businesses suitable for leveraging are limited to those with income-producing assets that are either in operation or can be placed in operation relatively quickly. We cannot predict whether it will be able to locate any such business. As a general matter it may be expected that Eagle will have few, if any, opportunities to examine businesses where leveraging would be appropriate, or to acquire financing with acceptable terms.

Tax Considerations
------------------

As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. We will evaluate the possible tax consequences of any prospective business combination and will endeavor to structure the business combination so as to achieve the most favorable tax treatment to the acquired business, our respective stockholders, and us. The IRS or other appropriate state tax authorities may, however, attempt to re-characterize the tax treatment of a particular business combination. (See "There may be tax consequences to our activities which may adversely effect the company or our investors," under Risk Factors.)

Form and Structure of Acquisition
---------------------------------

Of the various methods and forms by which we may structure a transaction to acquire another business, management is likely to use, without limitation, one of the following forms: (1) a leveraged buyout transaction in which most of the purchase price is provided by borrowings from one or more lenders or from the sellers in the form of a deferred purchase price; (2) a merger or consolidation of the acquired corporation into or with the company; (3) a merger or consolidation of the acquired business corporation into or with a subsidiary of the company organized to facilitate the acquisition (a subsidiary merger), or a merger or consolidation of such a subsidiary into or with the acquired corporation (a reverse subsidiary merger);
(4) an acquisition of all or a controlling amount of the stock of the acquired corporation followed by a merger of the acquired business into us; (5) an acquisition of the assets of a business by us or a subsidiary organized for such a purpose; (6) a merger or consolidation of the company with or into the acquired business or such a subsidiary; or (7) a combination of any of the above.

The actual form and structure for a business combination may also be dependent upon numerous other factors pertaining to the acquired business and its stockholders, as well as potential tax accounting treatments afforded the business combination.

As part of an acquisition, we may choose to issue additional securities that could add numerous complications depending on whether or not these would need to be registered. Dilution, change of management, additional costs, time delays or depressed prices for our stock could result, discussions of which are included in the Risk Factors section of this prospectus.

We are endeavoring to conduct our operations so as not to require registration under the Investment Company Act of 1940.


/29/


Daily Operations
----------------

We expect to use attorneys and accountants as necessary, and do not anticipate a need to engage any full-time employees during the phase devoted to seeking and evaluating business opportunities. The need for employees and their availability will be addressed along with the decisions specific to acquiring or participating in a specific business opportunity. We have allocated a portion of the offering proceeds for general overhead. Although there is no current plan to hire employees on a full-time or part-time basis, some portion of working capital may be used to pay any part-time employees hired.

Until an active business is commenced or acquired, we will have no employees or day-to-day operations. We are unable to make any estimate as to the future number of employees, which may be necessary. If an existing business is acquired it is possible that we would hire its existing staff.

Competition
-----------

We will be involved in intense competition with other business entities, many of which will have a competitive edge over us by virtue of their more substantial financial resources and prior experience in 419 transactions. We face as well numerous other smaller blank check companies at the same stage of development as we are. (See
"Competition", in Risk Factors).

Offices
-------

Our offices are located at 7601 West Laredo Street, Las Vegas, NV 89117, Mr. Bothmann's residence. According to an oral agreement with Mr. Bothmann, which may be terminated by either party on 30 days prior written notice, we will use these offices on a rent-free basis until we consummate a business combination or the Rule 419 Escrow is otherwise terminated. We are a Blank Check Company and currently have no employees other than our officer and director.

                           PLAN OF OPERATION

We are a blank check company, and have neither engaged in any operations nor generated any revenues to date. As of December 31, 2002, we have no significant expenses, with the exception of incorporation fees, accounting fees, SEC filing fees, and escrow establishment fees.

Virtually all of the expenses that will be funded from the money in our treasury or, if additional funds are required, management may fund that will derive from our efforts to identify a suitable acquisition candidate and close the acquisition. Management may agree to fund our cash requirements until an acquisition is closed. So long as management does so, we will have sufficient funds to satisfy our cash requirements and do not expect to have to raise additional funds during the entire Rule 419 escrow period of up to 18 months from the date of this prospectus. This is primarily because we do not anticipate incurring any significant expenditures. Before the conclusion of this offering, we anticipate our expenses to be limited to accounting fees, legal fees, telephone, mailing, filing fees, and transfer agent fees.

We may seek additional financing. At this time, however, we believe that the funds to be provided by management will be sufficient for funding our operations until we find an acquisition and therefore do not expect to issue any additional securities before the closing of a business combination.


/30/


                         DESCRIPTION OF CAPITAL STOCK
                        ------------------------------

Authorized Capital Stock Under Our         Shares of Capital Stock Outstanding
    Articles of Incorporation                        After Offering
----------------------------------         -----------------------------------

20,000,000 shares of common stock          6,500,000 shares of common stock
                                           Assuming successful completion of
                                           maximum offering

                                           4,000,000 shares of common stock
                                           Assuming successful completion of
                                           minimum offering


All significant provisions of our capital stock are summarized in this prospectus. You should note that applicable Nevada law and our articles of incorporation and bylaws govern the following description. We have filed copies of these documents as exhibits to the registration statement related to this prospectus. If you wish to obtain more detailed information regarding this topic, please refer to the Index for Part II on page 72 for a complete list of these exhibits.

Authorized Stock
----------------

Eagle Golf Corp. is authorized to issue 20,000,000 shares of Common Stock, par value $0.001 per share, of which 3,500,000 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $0.001 (the Preferred Stock), of which no shares have been issued.

Common Stock
------------

Holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of common stock do not carry cumulative voting rights; and, therefore, holders of a majority of the outstanding shares of common stock will be able to elect the entire board of directors, and, if they do so, minority shareholders would not be able to elect any members to the board of directors. Our board of directors has authority, without action by our shareholders, to issue all or any portion of the authorized but unissued shares of common stock, which would reduce the percentage ownership in the company of its shareholders and which may dilute the book value of the common stock.

Our shareholders have no pre-emptive rights to acquire additional shares of common stock. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of our liquidation, the holders of shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

Holders of common stock are entitled to receive such dividends, as the board of directors may from time to time declare out of funds legally available for the payment of dividends.

NOTE: We have not paid dividends on our common stock and do not anticipate that we will pay dividends. Therefore, you should not expect to receive any dividends on shares in the near future, even after a merger. This investment is inappropriate for you if you need dividend income from an investment in shares.


/31/


Preferred Stock
---------------

Our board of directors, without your approval, is authorized to issue preferred stock. They can issue different classes of preferred stock, with some or all of the following rights or any other legal rights they think are appropriate, such as:

  1. Voting;
  2. Dividends;
  3. Required or optional repurchase by us;
  4. Conversion into common stock, with or without additional payment;
     and
  5. Payments preferred stockholders would receive before common stockholders if we go out of business.

The issuance of preferred stock could provide us with flexibility for possible acquisitions and other corporate purposes, but it also could render your vote meaningless because preferred stockholders could own shares with a majority of the votes required on any issue. Because we issue preferred stock, someone interested in buying our Company may not follow through with their plans because they could find it more difficult to acquire, or be discouraged from acquiring, a majority of our outstanding stock.

Warrants
--------

The Company has no warrants.

Transfer Agent
--------------

Upon the closing of this offering, the transfer agent for Eagle Golf Corp. securities will be Shelley Godfrey, Pacific Stock Transfer
Company, 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119,
(702) 361-3033.

Reports to Stockholders
-----------------------

The Company intends to furnish its stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. The Company's fiscal year ends on December 31. In addition, we intend to issue unaudited reviewed interim reports and financial statements on a quarterly basis.

                    SHARES ELIGIBLE FOR FUTURE SALE

Of the shares outstanding after the offering, the 3,000,000 shares sold in this offering will have been registered with the SEC and can be freely sold, except if they are acquired by our officer/director or other persons or entities that he controls.

Generally, Rule 144 provides that directors, executive officers, and persons or entities that they control or who control them may sell shares of common stock in any three-month period in a limited amount. However, the SEC has taken the position that resales cannot be made pursuant to Rule 144 for blank check companies. Therefore, the 3,500,000 outstanding shares of common stock held by sole officer/director cannot be sold pursuant to Rule 144, but must be registered.


/32/


                              MANAGEMENT

The following table and subsequent discussion sets forth information about our director and executive officer. Mr. Bothmann was elected to serve as a director and President at the time of the founding of Eagle Golf Corp. on its date of inception, February 20, 1996. He is currently the sole officer/director of Eagle Golf Corp.

       Name           Age          Position                Term
Hans U. Bothmann      70     President, CEO, CFO       February of 1996
                                and Director             to current

Eagle Golf Corp.'s officer/director is elected annually to serve for one year until his successor(s) is duly elected and qualified. Mr. Bothmann will not be compensated for the hours he spends handling Eagle's affairs; as such, he will devote himself full-time to Eagle only at such time as that becomes practical and necessary.

Biographical Information
------------------------

Set forth below is biographical information for Mr. Hans Bothmann. See RISK FACTORS for further discussion of the possible ramifications of relying on a sole officer/director with a relative lack of experience:
We are dependent on one officer with limited formal business experience.

Hans Bothmann, President, CEO, CFO and Director - has enjoyed a long career specializing in real estate and land purchase and management. Mr. Bothmann relocated to the United States from Toronto, Canada in 1970, where he was the President and General Manager of Hans U. Bothmann, Inc., a real estate, mortgage and general insurance brokerage office. From 1970 to 1979, Mr. Bothmann resided in Miami, Florida, where as a real estate broker that specialized in purchasing and restoring income-producing properties such as single-family houses, condos, and several ocean front hotels in Miami Beach. Since 1979, Mr. Bothmann has been a resident of Las Vegas, Nevada, where he has arranged businesses and financial ventures, purchased and invested in trust deeds and other financial instruments. From 1980 to 1982, Mr. Bothmann was a stock and bond broker for Paine Webber. After Paine Weber, Mr. Bothmann worked at Am Right as the General Manager and President, locating home remodeling, and real estate investment opportunities. After leaving Paine Webber, Mr. Bothmann purchased and operated, as the General Manager and President, Loan Star Mortgage Corporation, a licensed, full service mortgage and trust deed company, until he sold the company in 1994. In addition, from 1993 to 1994, Mr. Bothmann was an independent sales consultant for Allied Services Corporation of Las Vegas, a builder and franchiser of private and postal centers located in shopping centers nationwide. The sole officer and director of the Company, he remains active in community affairs. In 1993 Mr. Bothmann became the General Manager and President of Peoples Equity Corporation, where he manages the real estate and mortgage investments.

Since 1994, Mr. Bothmann has been involved and responsible for managing the stock bond options trust deed & real estate holdings and investments for his & his family's accounts.

The blank check companies that Mr. Bothmann had previously been involved with are Eagle Golf Corporation and Amrite Builders, Inc. The Companies had attempted to register under Rule 419 on 10/27/99. On 9/11/02, a withdrawal of the Eagle Golf registration was filed.
Subsequently, on 11/21/02, a withdrawal of the Amrite Builders registration was filed.


/33/


Mr. Bothmann is not presently associated with any blank check issuer other than the Company, nor is he presently seeking acquisition targets though he will begin to do so once the present offering has achieved its purpose. Presently Mr. Bothmann devotes approximately eight hours a week to the business affairs of Eagle Golf Corporation and will devote the necessary amount of time required to seek an acquisition target, once the offering is closed. He will, in fact, be the primary person involved in locating an acquisition candidate by searching the New York Times, the Wall Street Journal, other business publications and the Internet for acquisition candidates and in all other ways open to his seeking appropriate leads. The Company currently does not have an employment agreement with its executive officer.

There are no agreements or understandings for any officer or director to resign at the request of another person. None of the officers or directors is acting on behalf of or will act at the direction of any other person. There are no agreements, arrangements or understandings between management and anyone else by which other management is to be selected for a particular office or position. We reserve the right to engage outside consultants and professionals on an as needed basis, though we have not done so to this point.

                         CONFLICTS OF INTEREST
                        -----------------------

Our president, treasurer, chief financial and accounting officer and director, Hans Bothmann, does not serve in any capacity for any other blank check offerings.

In addition, in order to mitigate any potential conflict, the officer/director of Eagle has promised in writing not to participate as an officer or director in any blank check company that files a registration statement under the Securities Act of 1933, prior to the date the Company identifies a business it proposes to acquire which meets the acquisition criteria of Rule 419, or the date six months following the date of this prospectus, whichever occurs first. Note that, technically, if the latter date were to occur before Eagle has identified a company suitable for acquisition, he could in fact participate in another blank check company before that happens.

Our director will hold office until the next annual meeting of shareholders and the election of his successor. Our director receives no compensation for serving on the board other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board and serve at their discretion.

Potential investors will recall that, as stated above, its present shareholder, officer/director may, in connection with Eagle's acquisition of a business and as a negotiated element of the acquisition, sell all or a portion of the common stock he holds at a significant premium over his original investment in Eagle Golf Corp. As a result of such sales, affiliates of the entity participating in the business reorganization with Eagle would acquire a higher percentage of equity ownership in it. It should be noted that his shares are not being registered on this registration statement, and therefore, he cannot sell his shares when this registration statement is declared effective. No such sales, however, can be consummated before the registration statement has been made effective.

Executive Compensation
-----------------------

As previously stated, Mr. Bothmann receives no salary for his efforts on Eagle's behalf, nor will he receive bonuses, stock options, consulting fees, or finder's fees.


/34/


Management Control
-------------------

Our officer/director has pledged not to divest himself of ownership and/or control of the Company prior to an acquisition or merger transaction.

Statement Concerning Indemnification
-------------------------------------

Our director is bound by the general standards for director provisions in Nevada law. These provisions allow him wide latitude in decision-making, including consideration of our long-term prospects and interests and the social, economic, legal or other effects of any proposed action on potential employees, suppliers, customers, communities in which we may operate and the economy.

We have agreed to indemnify our director, meaning that we will pay for damages He incurs for properly acting as director. It is the belief of the SEC, however, that this indemnification may not be given for violations of the Securities Act that governs the distribution of our securities, and is therefore unenforceable.

What happens, therefore, in the event that a claim for indemnification is asserted by our officer/director for liabilities incurred while acting on our behalf in connection with the securities being registered?

Simply put, if he incurred or paid the expenses in the successful defense of a legal action, suit or proceeding, we will pay them. Otherwise, unless our counsel determines that the matter has been settled by controlling legal precedent, we will submit to a court of appropriate jurisdiction the question of whether indemnification by us is against public policy as expressed in the Act, and will abide by its final adjudication of the issue. (For a fuller discussion of this issue, see the first item of Part II of this prospectus, Item 24, Indemnification of Directors and Officers, which includes references to the relevant section of Nevada law and to SEC policy.)

                         PRINCIPAL SHAREHOLDER
                        -----------------------
T
he following table sets forth information about our current shareholder. The person named below has sole voting and investment power with respect to the shares. The numbers in the table reflect shares of common stock held as of the date of this prospectus. The numbers in this table assume 6,500,000 shares of common stock outstanding (maximum offering) and 4,000,000 shares of common stock outstanding (minimum offering) following the offering:

   Name and      Shares of     Pre-       Minimum        Maximum
  Address of                 Offering    Offering       Offering
  Beneficial      Common    Percentag   Percentage     Percentage
     Owner         Stock        e

Hans U.          3,500,000     100%         88%            54%
Bothmann1


     1    Hans Bothmann, 7601 West Laredo, Las Vegas, NV, 89117.  Mr.
       Bothmann received 3,500,000 founders' shares as the president of the Company. Mr. Bothmann does not have the right to acquire any additional founders' shares within sixty days after the effectiveness of this offering, from options, warrants, rights, conversion privilege or similar obligations.

Under blank check company rules, none of these shares will be available for resale unless they are registered with the U. S. Securities and Exchange Commission. (See, "Market for Our Common Shares," below).


/35/


Except for the securities being registered here, these shares are restricted securities, as that term is defined in the Act. They are subject to restrictions regarding resale; the certificates issued for them have been stamped with a restrictive legend and will be subject to stop transfer orders. His shares are not being registered in this Registration and cannot be sold until they are registered.























           [Balance of this page intentionally left blank.]


/36/


                             UNDERWRITING

NevWest Securities Corporation ("NevWest"), a duly licensed broker/dealer, is acting in conjunction with this offering as the placement agent for the Company. No entity regulating NevWest has passed on the merits or given its approval to any securities offered hereby or the terms of the offering, nor has any such entity passed upon the accuracy or completeness of any registration statement or other selling literature. NevWest is the underwriter for this offering; but is not obliged to commit to the purchase of any securities for resale. The representations made in this registration statement are exclusively the representations of the Company as relied upon by NevWest in this offering. The Company warrants that in authorizing the use of this registration statement, it has caused to be undertaken a sufficient review of the registration statement by competent counsel.

NevWest makes no representations in conjunction with this offering outside the scope of those contained in this registration statement.
In the course of presenting the information contained in the registration statement, NevWest reiterates the disclosures contained therein in a good faith reliance on the Company and the information and/or documentation provided. NevWest does not endorse or recommend this investment or conversely, endorse or recommend non-participation. NevWest agents or brokers working in conjunction with this offering have no authorization to make any representations outside the scope of those contained in this registration statement.
Each offeree is advised to consider carefully the merit of this offering and, if necessary, seek independent advice or counsel from other sources. No discussion, discourse, or communication with NevWest should be construed as an endorsement or assessment of the merit of this offering or the suitability of such for any offeree. This offering involves speculative securities and due care should be given in considering the substantial risk associated with any investment in the Company by each offeree contemplating purchase.

The Company warrants that it has taken prudent steps necessary to ensure that this registration statement contains no material misrepresentations or omissions.

The Company ensures that any material or documentation provided to NevWest and any representations made to NevWest, its officers, directors, employees, or agents are accurate in sum and substance as may be reasonably known or should be expected to be known by the Company in facilitating NevWest's efforts in directly, or indirectly, selling or causing to be sold securities of the Company offered for sale pursuant to the Offering on a best efforts basis.

The Company hereby expressly acknowledges that NevWest is under no obligation to purchase any securities in a manner which may be construed as a firm underwriting or commitment and that the sum and substance of this relationship is strictly characterized by the term(s) "agent," "finder," and "best efforts" as these terms are generally defined by applicable rules and regulations as promulgated by the SEC or NASD. There is no obligation on the part of NevWest to purchase or raise the minimum proceeds indicated.


/37/


Plan of Distribution

We are offering a minimum of 500,000 and a maximum of 3,000,000 shares at the purchase price of $0.05 per share. If the minimum number of shares is not sold during the offering period, the proceeds received will be returned to investors within five business days after by first class mail or other equally prompt means. This offering will expire 18 months from the date of the approval of this prospectus. The Company may allocate among or reject any offers to purchase, in whole or in part. Moreover, our officer/director may purchase shares on the same terms, though not with an intention to resell such shares shortly thereafter, as shares owned by our officer would be restricted.

The proceeds received under this offering will be deposited in a non-interest bearing escrow account with LaSalle Bank National Banking Association, whose address is 135 South LaSalle Street, Suite 1960, Chicago, Illinois 60603 (escrow agent). The escrow agreement is a standard escrow agreement under the Rule 419. It states that all checks must be made out to the escrow company or they will be returned, sets up the terms and conditions of the account, and arranges the terms by which funds will be disbursed if necessary within five days of the end of the offering period if the minimum has not been met. We will request 10% of these funds under Rule 419 prior to the reconfirmation, but after underwriting commissions are paid. Five Hundred ($500) Dollars has been paid to LaSalle Bank National Banking Association to set up the non-interest-bearing account.

This offering is intended to be made solely by the delivery of this prospectus and the accompanying subscription application to prospective investors. Eagle's officer/director will not participate in the making of this offering other than by the delivery of this prospectus or by responding to inquiries by prospective purchasers. His responses will be limited to the information contained in the Registration Statement of which this prospectus is a part. Mr. Bothmann is not registered as a broker-dealer, nor is he an associated person of any other brokers or dealers.

The Company will pay its own legal and accounting fees and other expenses incurred in connection with the offering. If the Company is required to return funds to potential investors, the company will be unable to return up to $2,500 in funds, as these funds will be used for the offering expenses.

Though no plans to do so are in effect, we reserve the right to use broker-dealer(s) in the sale of these securities. We will amend the registration statement via post-effective amendment before their involvement, if in fact we do require the services of a broker-dealer(s) prior to the broker-dealer selling a portion of the offering. Prior to the involvement of the broker-dealer, we would secure a no objection position from the NASD.

Stock certificates will not be issued until the escrow agent releases funds from the reconfirmed investments to us from the escrow account. Until stock certificates are issued to the subscribers, the subscribers will not be considered shareholders of the Company.

Subscribers will have no right to a return of their subscription payments held in the escrow account until the Company decides not to accept such subscription payment.

Method of Subscribing: Prospective investors should make their checks payable to LaSalle Bank National Banking Association (escrow agent) fbo Eagle Golf Corp., and remit the checks and subscription agreements to LaSalle Bank National Banking Association, whose address is 135 South LaSalle Street, Suite 1960, Chicago, Illinois 60603. Subscriptions may not be withdrawn once made except in accordance with applicable law.
We reserve the right to reject all or part of any subscription at our sole discretion even if payment is made, and to withdraw this blank check offering at any time prior to our acceptance of the subscriptions received.


/38/


                         CERTAIN TRANSACTIONS
                        ----------------------

The following table sets forth information regarding all securities sold by us since our inception on February 20, 1996.

   Name and         Shares of         Date             Amount
   Address of         Common         Purchased           Paid
   Beneficial         Stock
      Owner

 Hans U.            2,000,000     February 20, 1996      2,000
 Bothmann1

 Hans U.            1,500,000     February 15, 2002      1,500
 Bothmann1

            1    Hans Bothmann, 7601 West Laredo, Las Vegas, NV, 89117.

These shares are restricted securities, as that term is defined in the rules and regulations promulgated under the Securities Act of 1933 and are subject to certain restrictions regarding resale. Certificates evidencing all of the above-referenced securities have been stamped with a restrictive legend and will be subject to stop transfer orders.

We will reimburse offering costs and expenses, up to $2,500 that the officers and directors may have incurred on Eagle's behalf.

Transactions with promoters

Eagle Golf has not had any transactions with promoters since inception.

On June 30, 2000, the Company went dormant.  For that reason, Mr.
Bothmann removed all of the Company's cash ($1,079) from the bank and. Mr. Bothmann replaced the ($1,079) back into the Company's bank account in the year of 2002 when the Company became active.











           [Balance of this page intentionally left blank.]


/39/


                 WHERE CAN YOU FIND MORE INFORMATION?
                --------------------------------------



We have not previously been required to comply with the reporting requirements of the Exchange Act. We have filed a registration statement with the SEC on Form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov. You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of our business and this offering.

                      MARKET FOR OUR COMMON STOCK
                     -----------------------------

Prior to now, there has been no trading market for our common stock. Under the requirements of Rule 15g-8 of the Exchange Act, a trading market has not and will not develop before any acquisition in compliance with Rule 419 is completed or while the common stock under this offering is maintained in escrow.

Eagle's present management has not and does not anticipate being in contact with any broker-dealers regarding the making of a market for our common stock prior to the execution of an acquisition agreement; that task is more properly to be initiated by the management of the entity that will exist post-acquisition.

There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. The 3,500,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act. Under blank check company rules established by the SEC, these shares must be registered with the SEC before they can be resold. It is to be noted that no such sale can be contemplated or take place prior to the registration statement being declared effective.

Dividends

We have not paid any cash dividends to date and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain the Company's earnings, if any, to finance the expansion of business and for other general corporate purposes.
Any payment of future dividends will be at the discretion of the Board of Directors and will depend upon, among other factors, our earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends, and other considerations that the Board of Directors deems relevant.

Special State Law Considerations

The shares will be registered in the state of New York through a notification filing. The shares cannot be sold, transferred or otherwise disposed of to any person or entity unless registration is approved in the state.

The securities to be issued will be freely tradable under New York law following a combination complying with Rule 419.


/40/


                        REPORTS TO STOCKHOLDERS
                       -------------------------

We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Our fiscal year ends on December 31.

Method of Subscribing
---------------------

Prospective investors should make their checks payable to LaSalle Bank National Banking Association fbo Eagle Golf Corp., whose address is 135 South LaSalle Street, Suite 1960, Chicago, Illinois 60603 and remit the checks and subscription agreements to LaSalle Bank National Banking Association at their address listed above. Subscriptions may not be withdrawn once made except in accordance with applicable law. The Company reserves the right to reject any subscription in whole or in part in its sole discretion for any reason whatsoever notwithstanding tender of payment, and to withdraw this blank check offering at any time prior to acceptance by us for the subscriptions received.

The escrow agent, as described, will hold funds.

No offers to sell will be made and no offers to subscribe will be accepted until the registration statement has been declared effective.

                             LEGAL MATTERS
                            ---------------
Thomas C. Cook, Esq., our attorney, will attest to the validity of the issuing of the shares offered here for Eagle Golf Corp.

                                EXPERTS
                               ---------

The financial statement of Eagle Golf Corp. as of December 31, 2002 is included in this Prospectus and has been prepared by Beckstead and Watts, LLP, certified public accountants. Along with the audit, Beckstead and Watts have also included their expert opinion.











/41/


                               PART F/S
                         FINANCIAL STATEMENTS



                        EAGLE GOLF CORPORATION
                     (A Development Stage Company)

                             Balance Sheet
                                 as of
                           December 31, 2002

                                  and

                       Statement of Operations,
                 Changes in Stockholders' Equity, and
                              Cash Flows
                          for the years ended
                           December 31, 2002
                                  and
                            for the Period
                 February 20, 1996 (Date of Inception)
                                through
                           December 31, 2002


/42/




                           TABLE OF CONTENTS



                                            PAGE

Independent Auditor's Report                  1

Balance Sheet                                 2

Statement of Operations                       3

Statement of Changes in Stockholders'         4
Equity

Statement of Cash Flows                       5

Footnotes                                     6


/43/


BECKSTEAD and WATTS, LLP
Certified Public Accountants

                                                3340 Wynn Road, Suite C
                                                    Las Vegas, NV 89102
                                                           702.257.1984
                                                       702.362.0540 fax

                     INDEPENDENT AUDITOR'S REPORT


Board of Directors
Eagle Golf Corporation

We have audited the Balance Sheets of Eagle Golf Corporation (the "Company") (A Development Stage Company), as of December 31, 2002, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the period February 20, 1996 (Date of Inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion n these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a teat basis, evidence supporting the amounts and disclosures in the financial statement presentation. An Audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eagle Golf Corporation (A Development Stage Company) as of December 31, 2002, and the results of its operations and cash flows for the period February 20, 1996 (Date of Inception) to December 31, 2002, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had limited operations and has not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ Beckstead and Watts, LLP

February 24, 2003


/44/


                        Eagle Golf Corporation
                     (a Development Stage Company)
                             Balance Sheet



                                                            December 31
Assets                                                  2002        2001
                                                     ---------    ---------
Current assets:
  Cash                                               $   6,335    $       -
  Due from shareholder                                       -        1,079
                                                     ---------    ---------
     Total current assets                                6,335        1,079
                                                     ---------    ---------

                                                     $   6,335    $   1,079
                                                     =========    =========

Liabilities and Stockholders' Equity


Current liabilities                                  $       -    $       -
                                                     ---------    ---------



Stockholders' Equity:
  Preferred stock, $0.001 par value; 5,000,000 shares
   authorized, issued and outstanding                        -            -
   as of 12/31/01 and 12/31/00, respectively
  Common stock, $0.001 par value, 20,000,000 shares
   authorized, 3,500,000 and 2,000,0000 shares issued
   and outstanding as of 12/31/02 and 12/31/01
   respectively                                          3,500        2,000
  Additional paid-in capital                            26,521        8,100
  (Deficit) accumulated during development stage       (23,686)      (9,021)
                                                     ---------    ---------
                                                         6,335        1,079
                                                     ---------    ---------

                                                     $   6,335    $   1,079
                                                     =========    =========



   The accompanying Notes are an integral part of these financial statements.


/45/


                        Eagle Golf Corporation
                     (a Development Stage Company)
                        Statement of Operations


                                   For the years ended        Feb 20, 1996
                                --------------------------   (Inception) to
                                December 31,  December 31,    December 31,
                                    2002          2001            2002
                                ------------  ------------    ------------

Revenue                         $          -  $          -    $          -
                                ------------  ------------    ------------

Expenses:
  General and administrative
   expenses                            5,135             -          14,156
  Amortization expense                 9,530             -           9,530
                                ------------  ------------    ------------
     Total expenses                   14,665             -          23,686
                                ------------  ------------    ------------

Net (loss)                      $    (14,665) $          -    $    (23,686)
                                ============  ============    ============

Weighted average number of
 common shares outstanding         3,315,068     2,000,000
                                ============  ============

Net (loss) per share            $      (0.00) $          -
                                ============  ============



    The accompanying Notes are an integral part of these financial statements.



/46/


                        Eagle Golf Corporation
                     (a Development Stage Company)
             Statement of Changes in Stockholders' Equity


                                                     (Deficit)
                            Common Stock            Accumulated
                            ------------  Additional  During       Total
                                           Paid-in  Development Stockholders'
                          Shares   Amount  Capital     Stage       Equity
                         -------- -------- -------  ----------  ------------

February 20, 1996              -  $      - $     -  $        -  $          -

Net (loss)
February 20, 1996
(inception) to
December 31, 1996                                            -             -
                        ----------------------------------------------------

Balance,
December 31, 1996              -  $      - $     -  $        -  $          -

Net (loss) for the
year ended
December 31, 1997                                            -             -
                        ----------------------------------------------------

Balance,
December 31, 1997              -  $      - $     -  $        -  $          -

Net (loss) for the
year ended
December 31, 1998                                            -             -
                        ----------------------------------------------------

Balance,
December 31, 1998              -  $      - $     -  $        -  $          -

December 31, 1999
 Founders shares
 issued for cash       2,000,000  $  2,000 $     -  $        -  $       2,000

December 31, 1999
 Donated capital                             8,100                      8,100

Net (loss) for the
 year ended
  December 31, 1999            -         -       -        (157)          (157)
                       ------------------------------------------------------

Balance
December 31, 1999      2,000,000  $  2,000 $ 8,100  $     (157) $       9,943

Net (loss) for the
 year ended
 December 31, 2000                                      (8,864)        (8,864)
                      --------------------------------------------------------

Balance
December 31, 2000      2,000,000  $  2,000 $ 8,100  $   (9,021) $        1,079

Net (loss) for the
 year ended
 December 31, 2001                                           -               -
                     ---------------------------------------------------------

Balance
December 31, 2001      2,000,000  $ 2,000  $ 8,100  $   (9,021) $        1,079


February 2002
 Issued for cash       1,500,000    1,500        -                       1,500

February 2002
 Donated capital                             7,500                       7,500

July 2002
 Donated capital                            10,921                      10,921

Net (loss) for the
year ended
 December 31, 2002                                     (14,665)        (14,665)
                     ---------------------------------------------------------
Balance
December 31, 2002      3,500,000    3,500 $ 26,521  $  (23,686)  $       6,335
                      ==========  ======= ========  ==========   =============

    The accompanying Notes are an integral part of these financial statements.

/47/


                        Eagle Golf Corporation
                     (a Development Stage Company)
                        Statement of Cash Flows


                                       For the years ended   February 20, 1996
                                     -----------------------   (Inception) to
                                           December 31,        December 31,
                                      ---------------------
                                        2002         2001          2002
                                      ---------   ---------   -------------
Cash flows from operating activities
Net (loss)                            $ (14,665)   $      -  $     (23,686)
Adjustments to reconcile net (loss)
  to net cash (used) by
  operating activities:
  Decrease in due to shareholder      $   1,079           -               -
  Net cash (used) by operating        ---------   ---------   -------------
  activities                            (13,586)          -        (23,686)
                                      ---------   ---------   -------------


Cash flows from investing activities          -           -               -
                                      ---------   ---------   -------------


Cash flows from financing activities
  Issuance of common stock                1,500          -            3,500
  Contributed capital                    18,421          -           26,521
                                      ---------   ---------   -------------
                                         19,921          -           30,021
                                      ---------   ---------   -------------

Net decrease in cash                      6,335          -            6,335
Cash - beginning                              -          -                -
                                      ---------   ---------   -------------
Cash - ending                         $   6,335          -            6,335
                                      =========   =========   =============

Supplemental disclosures:
  Interest paid                       $       -   $       -   $           -
                                      =========   =========   =============
  Income taxes paid                   $       -   $       -   $           -
                                      =========   =========   =============

   The accompanying Notes are an integral part of these financial statements.


/48/


                        Eagle Golf Corporation
                     (a Development Stage Company)
                                 Notes

Note 1 - History and organization of the company

The Company was organized February 20, 1996 (Date of Inception) under the laws of the State of Nevada, as Eagle Golf Corporation. The Company has no operations and in accordance with SFAS #7, the Company is considered a development stage company. The Company is authorized to issue 20,000,000 shares of $0.001 par value common stock and 5,000,000 shares of $0.001 par value preferred stock.

Note 2 - Accounting policies and procedures

Cash and cash equivalents
-------------------------

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of December 31, 2002.

Impairment of long-lived assets
-------------------------------

Long-lived  assets  held  and  used by the  Company  are  reviewed  for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at December 31, 2002.

Revenue recognition
-------------------

The Company recognizes revenue and gains when earned and related costs of sales and expenses when incurred.

Advertising costs
-----------------

The Company expenses all costs of advertising as incurred. There were no advertising costs included in selling, general and administrative expenses in 2002.

Loss per share
---------------

Net  loss  per  share  is  provided in  accordance  with  Statement  of
Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. The Company had no dilutive common stock equivalents, such as stock options or warrants as of December 31, 2002.

Reporting on the costs of start-up activities
----------------------------------------------

Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.

Estimates
----------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


/49/


                        Eagle Golf Corporation
                     (a Development Stage Company)
                                 Notes

Fair value of financial instruments
------------------------------------

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2002. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Income Taxes
-------------

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable on the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Segment reporting
------------------

The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information". The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Dividends
----------

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Recent pronouncements
---------------------

In June 2001, SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets," were issued. SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method of accounting, and that identifiable intangible assets acquired in a business combination be recognized as an asset apart from goodwill, if they meet certain criteria. The impact of the adoption of SFAS No. 141 on our reported operating results, financial position and existing financial statement disclosure is not expected to be material.

SFAS No. 142 applies to all goodwill and identified intangible assets acquired in a business combination. Under the new standard, all goodwill and indefinite-lived intangible assets, including that acquired before initial application of the standard, will not be amortized but will be tested for impairment at least annually. The new standard is effective for fiscal years beginning after December 15, 2001. The impact of the adoption of SFAS No. 142 on our reported operating results, financial position and existing financial statement disclosure is not expected to be material.

In July 2001, SFAS No. 143, "Accounting for Asset Retirement Obligations," was issued which requires the recognition of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the carrying amount of the related long-lived asset is correspondingly increased. Over time, the liability is accreted to its present value and the related capitalized charge is depreciated over the useful life of the asset. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The impact of the adoption of SFAS No. 143 on the Company's reported operating results, financial position and existing financial statement disclosure is not expected to be material.

In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued. This statement addresses the financial accounting and reporting for the impairment or disposal of long-lived assets and broadens the definition of what constitutes a discontinued operation and how results of a discontinued operation are to be measured and presented. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The impact of the adoption of SFAS No. 144 on our reported operating results, financial position and existing financial statement disclosure is not expected to be material.


/50/


                        Eagle Golf Corporation
                     (a Development Stage Company)
                                 Notes

Stock-Based Compensation
------------------------

The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations and has adopted the disclosure-only alternative of SFAS No. 123, "Accounting for Stock-Based Compensation." Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by SFAS No. 123.

Year end
--------

The Company has adopted December 31 as its fiscal year end.

Note 3 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred a net loss of $23,686 for the period from February 20, 1996 (inception) to December 31, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. Management has plans to seek additional capital through an offering registered via Form SB-2 of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Note 4 - Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

                 U.S federal statutory rate      (34.0%)

                 Valuation reserve                    34.0%

                 Total                                            -%

As of December 31, 2002, the Company has a net operating loss carry forward of approximately $23,686 respectively, for tax purposes, which will be available to offset future taxable income. If not used, this carry forward will expire in 2022.

Note 5 - Due from shareholder

On June 30, 2000, the Company loaned $1,079 to an officer, director and shareholder. The amount due from the shareholder bears no interest and is due upon demand. During the year ended December 31, 2002, the Company received $1,079 to cancel the amount due from shareholder.


/51/


                        Eagle Golf Corporation
                     (a Development Stage Company)
                                 Notes

Note 6 - Stockholder's equity

The Company is authorized to issue 20,000,000 shares of its $0.001 par value common stock and 5,000,000 shares of its $0.001 par value preferred stock.

During December 31, 1999, the Company issued 2,000,000 shares of its $0.001 par value common stock to an officer and director in exchange for cash in the amount of $2,000. (See Note 8)

On December 31, 1999, an officer and director donated capital in the amount of $8,100. (See Note 8)

On February 15, 2002, the Company issued 1,500,000 shares of its $0.001 par value common stock to an officer and director in exchange for cash in the amount of $1,500. (See Note 8)

On February 15, 2002, an officer and director donated capital in the amount of $7,500. (See Note 8)

On July 9, 2002, an officer and director donated capital in the amount of $10,921. (See Note 8)

There have been no other issuances of common and/or preferred stock.

Note 7 - Warrants and options

As of December 31, 2002, there were no warrants or options outstanding to acquire any additional shares of common and/or preferred stock.

Note 8 - Related party transactions

During December 31, 1999, the Company issued 2,000,000 shares of its $0.001 par value common stock to an officer and director. (See Note 6)

On December 31, 1999, an officer and director donated capital in the amount of $8,100. (See Note 6)

On June 30, 2000, the Company loaned $1,079 to an officer, director and shareholder. During the year ended December 31, 2002, the Company received $1,079 to cancel the amount due from shareholder. (See Note
5)

On February 15, 2002, the Company issued 1,500,000 shares of its $0.001 par value common stock to an officer and director. (See Note 6)

On February 15, 2002, an officer and director donated capital in the amount of $7,500. (See Note 6)

On July 9, 2002, an officer and director donated capital in the amount of $10,921. (See Note 6)

Office space and services are provided without charge by a director and shareholder. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.


/52/


                               PART F/S
                           FINANCIAL STATEMENTS

                          EAGLE GOLF CORPORATION
                      (A Development Stage Company)

                              Balance Sheet
                                 as of
                    June 30, 2002 And December 31, 2001

                                 and

                         Statement of Operations,
              For the Three Months and Six Months Ending
                      June 30, 2002 and June 30, 2001

                                and

                           For the Period
                  February 20, 1996 (Inception) to June 30, 2002

                                and

                              Cash Flows
                     For the  Six Months Ending
                       June 30, 2002 and 2001
                        and for the period
                  February 20, 1996 (Inception) to June 30, 2002

                     INDEX TO FINANCIAL STATEMENTS



                                                                PAGE

INDEPENDENT ACCOUNTANT'S REVIEW REPORT                           F-1

BALANCE SHEET                                                    F-2

STATEMENT OF OPERATIONS                                          F-3

STATEMENT OF CASH FLOWS                                          F-4

FOOTNOTES                                                        F-5


/53/


Beckstead and Watts, LLP
Certified Public Accountants
                                          3340 Wynn Road, Suite C
                                              Las Vegas, NV 89102
                                                     702.257.1984
                                                 702.362.0540 fax


             INDEPENDENT ACCOUNTANTS' REVIEW REPORT

August 28, 2002

Board of Directors
Eagle Golf Corporation
(a Development Stage Company)
Las Vegas, NV

We have reviewed the accompanying balance sheet of Eagle Golf Corporation (a Nevada corporation) (a development stage company)
as  of June 30, 2002 and the related statements of operations for the  three-months and six-months ended June 30, 2002 and 2001 and for the period June 7, 1999 (Inception) to June 30, 2002, and statements of cash flows for the six-months ended June 30, 2002 and  2001 and for the period February 20, 1996 (Inception) to June 30,
2002.   These financial statements are the responsibility of  the
Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements referred to above for them to be in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 2 to the financial statements, the Company has had limited operations and has not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

G. Brad Beckstead, CPA has previously audited, in accordance with generally accepted auditing standards, the balance sheet of Eagle Golf Corporation (a development stage company) as of December 31, 2001, and the related statements of operations, stockholders' equity, and cash flows for the year then ended (not presented herein) and in his report dated February 28, 2002, he expressed an unqualified opinion on those financial statements.

/S/ Beckstead and Watts, LLP

Beckstead and Watts, LLP


   The accompanying Notes are an integral part of these financial statements.


/54/


                            Eagle Golf Corporation
                         (a Development Stage Company)
                                Balance Sheet


                                                    (unaudited)
                                                      June 30,   December 31,
Assets                                                  2002        2001
                                                     ---------    ---------
Current assets:
  Cash and equivalents                               $   3,365    $       -
  Due from shareholder                                   1,079        1,079
                                                     ---------    ---------
     Total current assets                                4,444        1,079
                                                     ---------    ---------

                                                     $   4,444    $   1,079
                                                     =========    =========

Liabilities and Stockholders' Equity (Deficit)


Current liabilities                                  $       -    $       -
                                                     ---------    ---------



Stockholders' Equity:

  Preferred stock, $0.001 par value, 5,000,000 shares
   authorized, no shares issued and outstanding              -            -
  Common stock, $0.001 par value; 20,000,000 shares
   authorized, 3,500,000 shares issued and outstanding
   as of 6/30/02 and 12/31/01, respectively              3,500        3,500

  Additional paid-in capital                            15,600        8,100
  (Deficit) accumulated during development stage       (14,656)      (9,021)
                                                     ---------    ---------
                                                         4,444        1,079
                                                     ---------    ---------

                                                     $   4,444    $   1,079
                                                     =========    =========



   The accompanying Notes are an integral part of these financial statements.

                                      F-2


/55/


                            Eagle Golf Corporation
                         (a Development Stage Company)
                           Statement of Operations
                                 (unaudited)


                             Three Months       Six Months    February 20, 1996
                           Ending June 30,    Ending June 30,   (Inception) to
                           --------------     ----------------      June 30,
                            2002      2001      2002     2001         2002
                           ------    ------   -------   -------  -------------

Revenue                    $    -    $    -   $    -    $     -  $           -
                           ------    ------   -------   -------  -------------

Expenses:
 General and administrative   135         -     1,635         -         10,656
  expenses
 COnsulting services            -         -     4,000         -          4,000
                           ------    ------   -------   -------  -------------
Total expenses               (135)         -    5,635         -         14.656
                           ------    ------   -------   -------  -------------

Net income (loss)          $ (135)   $    -   $(5,635)  $     -  $     (14,656)
                           ======    ======   =======   =======  =============

Weighted average number of
 common shares outstanding
 basic & fully diluted  3,500,000 3,500,000 3,500,000 3,500,000
                        ========= ========= ========= =========  =============

Net (loss) per share
 basic & fully diluted     $    -    $    -   $     -   $     -  $           -
                           ======    ======   =======   =======  =============



 The accompanying Notes are an integral part of these financial statements.


/56/


                            Eagle Golf Corporation
                         (a Development Stage Company)
                           Statement of Cash Flows
                                 (unaudited)


                                        Six Months Ending   February 20, 1996
                                             June 30,        (Inception) to
                                      ---------------------       June 30,
                                        2002         2001          2002
                                      ---------   ---------   -------------

Cash flows from operating activities
Net (loss)                            $  (5,635)  $       -   $     (14,656)
Adjustments to reconcile net
 (loss) to net cash (used) by
 operating activities:
  (Increase) in due from shareholder          -           -          (1,079)
                                      ---------   ---------   -------------
Net cash (used) by operating
activities                               (5,635)          -         (15,735)
                                      ---------   ---------   -------------

                                      ---------   ---------   -------------
Cash flows from investing activities          -           -               -
                                      ---------   ---------   -------------

Cash flows from financing activities
  Issuance of common stock                1,500           -           3,500
  Contributed Capital                     7,500           -          15,600
                                      ---------   ---------   -------------
Net cash provided by financing
activities                                9,000           -          19,100
                                      ---------   ---------   -------------

Net increase in cash                      3,365           -           3,365
Cash - beginning                              -           -               -
                                      ---------   ---------   -------------
Cash - ending                         $   3,365   $       -   $       3,365
                                      =========   =========   =============

Supplemental disclosures:
  Interest paid                       $       -   $       -   $           -
                                      =========   =========   =============
  Income taxes paid                   $       -   $       -   $           -
                                      =========   =========   =============


 The accompanying Notes are an integral part of these financial statements.


/57/


                            Eagle Golf Corporation
                        (a Development Stage Company)
                                  Notes


Note 1 - Basis of presentation

The interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these interim financial statements be read in conjunction with the financial statements of the Company for the year ended December 31, 2001 and notes thereto included in he Company's Form SB2. The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim periods are not indicative of annual results.

Note 2 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred a net loss of $14,656 for the period from February 20, 1996 (inception) to June 30, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. Management has plans to seek additional capital through private placements and public offerings of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

Note 3 - Stockholder's equity

The Company is authorized to issue 5,000,000 shares of its $0.001 par value preferred stock and 20,000,000 shares of its $0.001 par value common stock.

During February 2002, certain shareholders donated $9,000 to the Company as contributed capital.

There have been no other issuances of common stock.


/58/


Note 4 - Related party transactions

Office space and services are provided without charge by a director and shareholder. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests.
The Company has not formulated a policy for the resolution of such conflicts.


/59/


                                  PART F/S
                           FINANCIAL STATEMENTS

                          EAGLE GOLF CORPORATION
                      (A Development Stage Company)

                              Balance Sheet
                                 as of
                        December 31, 2001 And 2000

                                 and

                         Statement of Operations,
                  Changes in Stockholders' Equity, and
                              Cash Flows
                         for the years ended
                      December 31, 2001 and 2000
                                and
                           for the period
                  February 20, 1996 (Date of Inception)
                              through
                         December 31, 2001


                     INDEX TO FINANCIAL STATEMENTS



                                                                PAGE

INDEPENDENT AUDITOR'S REPORT (G. Brad Beckstead, CPA)            F-1

BALANCE SHEET                                                    F-2

STATEMENT OF OPERATIONS                                          F-3

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY                     F-4

STATEMENT OF CASH FLOWS                                          F-5

FOOTNOTES                                                        F-6


/60/


G. BRAD BECKSTEAD
Certified Public Accountant

330 E. Warm Springs
Las Vegas, NV 89119
702.257.1984
702.362.0540 (fax)

                  INDEPENDENT AUDITOR'S REPORT

February 28, 2002

Board of Directors
Eagle Golf Corporation
Las Vegas, NV

I have audited the Balance Sheets of Eagle Golf Corporation (the "Company")
(A Development Stage Company), as of December 31, 2001 and 2000, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the years ended December 31, 2001 and 2000 and for the period February 20, 1996 (Date of Inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eagle Golf Corporation
(A Development Stage Company) as of December 31, 2001 and 2000, and the results of its operations and cash flows for the years ended December 31, 2001 and 2000 and for the period June 7, 1999 (Date of Inception) to December 31, 2001, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



G. Brad Beckstead, CPA
                                     F-1


/44/



                            Eagle Golf Corporation
                         (a Development Stage Company)
                                Balance Sheet


                                                            December 31
Assets                                                  2001        2000
                                                     ---------    ---------
Current assets:
  Cash                                               $       -    $       -
  Due from shareholder                                   1,079        1,079
                                                     ---------    ---------
     Total current assets                                1,079        1,079
                                                     ---------    ---------

                                                     $   1,079    $   1,079
                                                     =========    =========

Liabilities and Stockholders' Equity


Current liabilities                                  $       -    $       -
                                                     ---------    ---------



Stockholders' Equity:
  Common stock, $0.001 par value; 20,000,000 shares
   authorized, 2,000,000 shares issued and outstanding
   as of 12/31/01 and 12/31/00, respectively             2,000        2,000
  Preferred stock, $0.001 par value, 5,000,000 shares
   authorized, no shares issued and outstanding              -            -
  Additional paid-in capital                             8,100        8,100
  (Deficit) accumulated during development stage        (9,021)      (9,021)
                                                     ---------    ---------
                                                         1,079        1,079
                                                     ---------    ---------

                                                     $   1,079    $   1,079
                                                     =========    =========



   The accompanying Notes are an integral part of these financial statements.


/62/


                            Eagle Golf Corporation
                         (a Development Stage Company)
                           Statements of Operations


                                   For the years ended      February 20, 1996
                                --------------------------   (Inception) to
                                December 31,  December 31,    December 31,
                                    2001          2000            2001
                                ------------  ------------    ------------

Revenue                         $          -  $          -    $          -
                                ------------  ------------    ------------

Expenses:
  General and administrative
   expenses                                -         8,864           9,021
  Amortization expense                     -             -               -
                                ------------  ------------    ------------
     Total expenses                        -         8,864           9,021
                                ------------  ------------    ------------

Net (loss)                      $          -  $    (8,864)   $     (9,021)
                                ============  ============    ============

Weighted average number of
 common shares outstanding         2,000,000     2,000,000       2,000,000
                                ============  ============    ============

Net (loss) per share            $      (0.00) $      (0.00)   $      (0.00)
                                ============  ============    ============



    The accompanying Notes are an integral part of these financial statements.


/63/


                            Eagle Golf Corporation
                         (a Development Stage Company)
                  Statements of Changes in Stockholders' Equity


                                                     (Deficit)
                            Common Stock            Accumulated
                            ------------  Additional  During       Total
                                           Paid-in  Development Stockholders'
                          Shares   Amount  Capital     Stage   Equity(Deficit)
                         -------- -------- -------  ----------  ------------

December 31, 1999
 Founders shares
 issued for cash       2,000,000  $ 2,000 $     -  $        -  $      2,000

December 31, 1999
 Donated capital                             8,100                    8,100

Net (loss)
 June 7, 1999
 (inception) to
 December 31, 1999             -         -      -       (157)          (157)
                         -------- -------- -------  ----------  ------------

Balance, 12/31/99      2,000,000  $  2,000 $ 8,100  $   (157)  $       9,943

Net (loss)
 January 1, 2000 to
 December 31, 2000                                      (8,864)       (8,864)
                         -------- -------- -------  ----------  ------------

Balance, 12/31/00      2,000,000  $  2,000 $ 8,100  $   (9,021) $      1,079

Net (loss)
 January 1, 2001 to
 December 31, 2001                                          -             -

Balance, 12/31/00      2,000,000  $  2,000 $ 8,100  $   (9,021) $      1,079
                      =========== ======== =======  ==========  ============



   The accompanying Notes are an integral part of these financial statements.


/64/


                            Eagle Golf Corporation
                         (a Development Stage Company)
                           Statements of Cash Flows


                                       For the years ended   February 20, 1996
                                     -----------------------   (Inception) to
                                    December 31, December 31,   December 31,
                                        2001         2000          2001
                                      ---------   ---------   -------------
Cash flows from operating activities
Net (loss)                            $       -   $  (8,864)  $      (9,021)
Adjustments to reconcile net (loss)
  (used) by operating activities:
    Decrease in organizational costs  $       -       8,752              -
    (Increase) in due to shareholder          -      (1,079)         (1,079)
                                      ---------   ---------   -------------
Net cash (used) by operating
activities                                    -      (1,191)        (10,100)
                                      ---------   ---------   -------------


Cash flows from investing activities          -           -               -
                                      ---------   ---------   -------------
Net cash provided (used) by
      investing activities                    -           -               -
                                      ---------   ---------   -------------

Cash flows from financing activities
  Issuance of common stock                    -          -           10,100
                                      ---------   ---------   -------------
Net cash provided by financing
activities                                    -          -           10,100
                                      ---------   ---------   -------------

Net decrease in cash                                 (1,191)              -
Cash - beginning                              -       1,191               -
                                      ---------   ---------   -------------
Cash - ending                         $       -   $           $           -
                                      =========   =========   =============

Supplemental disclosures:
  Interest paid                       $       -   $       -   $           -
                                      =========   =========   =============
  Income taxes paid                   $       -   $       -   $           -
                                      =========   =========   =============

Non-cash transactions:
  Stock issued for services provided  $       -   $       -   $           -
                                      =========   =========   =============
  Number of shares issued for services        -           -               -
                                      =========   =========   =============



   The accompanying Notes are an integral part of these financial statements.


/65/


                     Eagle Golf Corporation
                  (a Development Stage Company)
                              Notes



Note 1 - History and organization of the company

The Company was organized February 20, 1996 (Date of Inception) under the laws of the State of Nevada, as Eagle Golf Corporation. The Company has no operations and in accordance with SFAS #7, the Company is considered a development stage company. The Company is authorized to issue 20,000,000 shares of $0.001 par value common stock and 5,000,000 shares of $0.001 par value preferred stock.

Note 2 - Accounting policies and procedures

Use of estimates
----------------

 The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents
-------------------------

 For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of December 31, 2001 and 2000.

Revenue recognition
--------------------

 The Company recognizes revenue on the accrual basis.

Advertising costs
------------------

 The  Company  expenses  all  costs of advertising  as  incurred.
 There  were  no  advertising  costs  included  in  general   and
 administrative expenses as of December 31, 2001 and 2000.

Fair value of financial instruments
------------------------------------

 Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2001 and 2000. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Impairment of long lived assets
---------------------------------

 Long lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at December 31, 2001 and 2000.

Reporting on the costs of start-up activities
---------------------------------------------

 Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.

Loss per share
---------------

 Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. As of December 31, 2001 and 2000, the Company had no dilutive common stock equivalents, such as stock options or warrants.


/66/


Dividends
---------

 The Company has not yet adopted any policy regarding payment  of
 dividends.   No  dividends  have been  paid  or  declared  since
 inception.

Segment reporting
-----------------

 The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information." The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income taxes
------------

 The Company follows Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS No. 109") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

 Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Recent pronouncements
----------------------

 The FASB recently issued Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of Effective Date of FASB Statement No. 133". The Statement defers for one year the effective date of FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities". The rule now will apply to all fiscal quarters of all fiscal years beginning after June 15, 2000. In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement will require the company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income, if the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The company does not expect SFAS No. 133 to have a material impact on earnings and financial position.

 In December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB No. 101), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 did not impact the company's revenue recognition policies.

Year end
--------

 The Company has adopted December 31 as its fiscal year end.


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Note 3 - Going concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations and it has not generated any revenues. In order to obtain the necessary capital, the Company plans to raise funds via securities offering registered on Form SB-2. If the securities offering does not provide sufficient capital, a shareholder of the Company has agreed to provide sufficient funds as a loan over the next twelve-month period. However, the Company is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The officers and directors are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 4 - Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

                 U.S federal statutory rate      (34.0%)

                 Valuation reserve                 34.0%

                                                   Total
                                                      -%

As of December 31, 2001 and 2000, the Company has a net operating loss carryforward of approximately $9,021 for tax purposes, which will be available to offset future taxable income. If not used, this carryforward will expire in 2021.

Note 6 - Stockholder's equity

The Company is authorized to issue 20,000,000 shares of its $0.001 par value common stock and 5,000,000 shares of its $0.001 par value preferred stock.

During December 31, 1999, the Company issued 2,000,000 shares of its $0.001 par value common stock to an officer and director in exchange for cash in the amount of $2,000.

On December 31, 1999, a director donated additional paid-in capital in the amount of $8,100.

There have been no other issuances of common and/or preferred stock.


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Note 7 - Related party transactions

During December 31, 1999, the Company issued 2,000,000 shares of its $0.001 par value common stock to an officer and director in exchange for cash in the amount of $2,000.

On December 31, 1999, a director donated additional paid-in capital in the amount of $8,100.

On June 30, 2000, the Company loaned $1,079 to an officer, director and shareholder. The amount due from the shareholder bears no interest and is due upon demand.

Office space and services are provided without charge by a director and shareholder. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 8 - Warrants and options

There are no warrants or options outstanding to acquire any additional shares of common or preferred stock.




/69/


                               PART II
              INFORMATION NOT REQUIRED IN THE PROSPECTUS

          ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS
         ----------------------------------------------------

Except as set forth in the following part of this document, there is no charter provision, bylaw, contract, arrangement or statute under which any officer or director of the registrant is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

Nevada Law
----------

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows:

Every director, officer, or employee of the corporation shall be indemnified by the corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon his/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.

The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

The Securities and Exchange Commission's Policy on Indemnification
-------------------------------------------------------------------

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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       ITEM 25. DISCLOSURE OF ANY PREVIOUS INVOLVEMENT OF ANY OFFICER OR
      -------------------------------------------------------------------
            DIRECTOR OF THE ISSUER IN ANY SIMILAR OFFERING
           ------------------------------------------------

Mr. Bothmann, as the only officer and director has not had any previous involvement with any similar offering/419 offering.

        ITEM 26. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
        ------------------------------------------------------

The estimated expenses in connection with this offering are as follows:

     Use of Proceeds   Min. Use Allocation             Max. Use
                                                     Allocation

 Offering Expenses1          $ 2,000                $  2,500
 Escrow Account2             $20,250                $121,500
 Placement Agent
 Commissions3                $ 2,500                $ 15,000
 Working Capital4            $   250                  11,000
                            --------               ---------

 Total Proceeds              $25,000                $150,000


  (1) Offering costs include filing, printing, legal, accounting, transfer agent and escrow agent fees.

  (2) Pursuant to Rule 419, after underwriting commissions are subtracted from the gross proceeds 90% of the remaining balance will be put into the escrow account pending closing of a business combination and reconfirmation. (See Exhibit 2.1 Escrow Agreement.)

  (3) Commissions from the sale of the Shares subject to the sale of the Minimum Offering will be 10% of the gross proceeds from the sale of the Shares to Investors payable in the form of a cash commission.

  (4) Working capital will be used solely for finding and consummating a business combination.


There will be no compensation paid or due or owing to any officer or director.

           ITEM 27. RECENT SALES OF UNREGISTERED SECURITIES

The registrant has sold securities in the manner set forth below without registration under the Securities Act of 1933 (the Act). On or about December 31, 1999, the company raised $2,000.00 through the sale of 2,000,000 shares of common stock at a price of $0.001 per share and on or about February 15, 2002; the company raised $1,500.00 through the sale of 1,500,000 shares of common stock at a price of $0.001 per share as follows:


/71/


   Name and Address of      Shares of          Date                Amount
   Beneficial Owner       Common Stock       Purchased              Paid

   Hans U.                 2,000,000     February 20, 1996         2,000
   Bothmann1

  Hans U.                  1,500,000     February 15, 2002         1,500
   Bothmann1

            1    Hans Bothmann, 7601 West Laredo, Las Vegas, NV, 89117.
These shares are restricted securities, as that term is defined in the rules and regulations promulgated under the Securities Act of 1933 and are subject to certain restrictions regarding resale. Certificates evidencing all of the above-referenced securities have been stamped with a restrictive legend and will be subject to stop transfer orders.

                           ITEM 28. EXHIBITS

The following exhibits are filed with this Registration Statement:


   EXHIBITS
SEC REFERENCE
    NUMBER      TITLE OF DOCUMENT


     1.1        Placement Agent Agreement - Rendered as previously filed
     2.1        Escrow Agreement - Rendered as previously filed
     3.1        Articles of Incorporation - Rendered as previously filed
     3.2        Amended Articles of Incorporation - Rendered as previously filed
     3.3        Bylaws - Rendered as previously filed
     5          Attorney Legal Opinion and Consent Letter - Rendered as
                previously filed
    23.1        Independent Auditor's Consent
    99          Subscription Agreement - Rendered as previously filed
    99.1        Conflict of Interest Agreement, Rendered as previously filed
    99.2        Amrite Builders, Inc., withdrawal letter, Rendered
                as previously filed
    99.3        Eagle Golf Corporation withdrawal letter, Rendered
                as previously filed

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our Common Stock is contained in our Articles of Incorporation and By-Laws.

                         ITEM 29. UNDERTAKINGS

(1) To file, during any period in which offers and sales of the securities offered are made, a post-effective amendment to this Registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the Act); and


/72/


    (ii) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing,, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration statement or any material change to such information in the Registrationstatement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That all such post-effective amendments will comply with the applicable form, rules and regulations of the Securities and Exchange Commission in effect at the time of the filing.

(5) In the event any material changes or transactions are not mentioned arise, we have undertaken the responsibility to amend this prospectus and the registration statement, of which this prospectus is a part, through the filing of post-effective amendments, indicating the existence of any such material changes or transactions which are not reflected or contained previously, if these changes occurs within 90 days of the effective date.

                              SIGNATURES

According to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Amended Registration statement to be signed on its behalf by the undersigned hereunto duly authorized in the City of Las Vegas on this day, March 25, 2003.


                        EAGLE GOLF CORPORATION
                             (Registrant)





/s/ Hans Bothmann
______________________________
Hans U. Bothmann
President, CEO, CFO and Director


/73/


                 Dealer Prospectus Delivery Obligation
                ---------------------------------------

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction in which such an offer or solicitation would be unlawful. The delivery of this prospectus shall not under any circumstances create any implication that there has not been any change in our affairs since the date of delivery; however, any changes that may have occurred are not material to an investment decision. In the event there have been any material changes in our affairs, a post-effective amendment will be filed. We reserve the right to reject any order, in whole or in part, for the purchase of any of the shares offered.

Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.




/74/